PURCHASE AND SALE AGREEMENT

BETWEEN

WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP

and

INTRAWEST CORPORATION

AS SELLERS

AND

US CANADIAN PROPERTY TRUST ALPHA

AS PURCHASER

DATED AS OF December 3, 2004

i

8.3 Closing Deliveries	29
8.4 Possession	33

ARTICLE 9 PRORATIONS AND EXPENSES	34
9.1 Closing Statement	34
9.2 Prorations	34
9.3 Realty Taxes	35
9.4 [Intentionally Deleted.]	35
9.5 Payments for Supplies and Services	35
9.6 Employees	35
9.7 Reconciliation and Final Payment	36
9.8 Purchaser’s Transaction Costs	36

ARTICLE 10 DEFAULT AND REMEDIES	37
10.1 Sellers’ Default	37
10.2 Purchaser’s Default	37
10.3 No Recourse	37
10.4 No Punitive or Consequential Damages	37

ARTICLE 11 RISK OF LOSS	37
11.1 Casualty	37
11.2 Condemnation	39

ARTICLE 12 SURVIVAL, INDEMNIFICATION AND RELEASE	40
12.1 Survival	40
12.2 Indemnification by the Sellers	40
12.3 Indemnification by Purchaser	41
12.4 Limitations on Indemnification Obligations	41
12.5 Indemnification Procedure	42
12.6 Exclusive Remedy for Indemnification Loss	43

ARTICLE 13 MISCELLANEOUS PROVISIONS	43
13.1 Notices	43
13.2 No Recordation	45
13.3 Time is of the Essence / Business Days	45
13.4 Assignment / Transfer to Nominee	45
13.5 Successors and Assigns	45
13.6 Third Party Beneficiaries	46
13.7 Rules of Construction	46
13.8 Severability	46
13.9 Jurisdiction and Venue	47
13.10 Waiver of Trial by Jury	47
13.11 Prevailing Party	47
13.12 Incorporation of Recitals, Exhibits and Schedules	47
13.13 Updates of Schedules	47
13.14 Entire Agreement	48
13.15 Amendments, Waivers and Termination of Agreement	48

ii

13.16 Not an Offer	48
13.17 Execution of Agreement	48
13.18 Several Liability of Each Seller	49
13.19 Granting of Future Resort Encumbrances	49
13.20 Intrawest Covenants	49
13.21 Planning Act (Ontario)	50
13.22 Recourse Limited to Trust Assets	50

iii

LIST OF SCHEDULES

List of Schedules

Schedule 1.1A	The Resorts, the Sellers, the Properties and the Permitted Encumbrances
Schedule 1.1B	Environmental Reports
Schedule 1.1C	Property Condition Evaluations
Schedule 3.2(c)	Purchase Price Allocation
Schedule 5. l(i)	Space Leases
Schedule 5. l(x)	Form of Consolidated Profit and Loss Statement for the Real Property for Intrawest’s Fiscal Year ended June 30, 2004
Schedule 5.l(y)	Rent Rolls
Schedule 7.2(a)(v)-l	Form of Estoppel Certificate
Schedule 7.2(a)(v)-2	Seller’s Lease Declaration

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 3rd day of December, 2004, by and between Whistler Mountain Resort Limited Partnership, a limited partnership established pursuant to the laws of the Province of British Columbia (“WMRLP”) and Intrawest Corporation, a corporation continued pursuant to the laws of Canada (“Intrawest”) (WMRLP and Intrawest are together called the “Sellers”), and R&H US Canadian Property Limited, a company incorporated pursuant to the laws of the Island of Jersey, solely in its capacity as trustee of US Canadian Property Trust Alpha, a trust established pursuant to the laws of the Island of Jersey (the “Purchaser”). The Sellers and the Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

A.	The Sellers are the owners of the Properties (as defined herein).

B.	The Sellers desire to sell the Properties to the Purchaser and the Purchaser desires to purchase the Properties from the Sellers, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions.

In addition to the terms defined above, the following terms will have the following meanings:

“Affiliate” has the meaning set forth in Section 1.2.

“Agreement” has the meaning set forth in the first paragraph of this document.

“Applicable Laws” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.

“Assumed Liabilities” has the meaning set forth in Section 2.4.

“Bankruptcy Acts” has the meaning set forth in Section 5.1(m).

“Blue Mountain Head Lease” means the lease dated November 19, 2004 made by Intrawest in favour of the Head Tenant.

“Blue Mountain Property” means that part of the Properties situated at the Blue Mountain Resort, as described in Schedule 1.1 A.

“Books and Records” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday, Easter Monday, Boxing Day or any statutory holiday in Ontario or British Columbia.

“Casualty” has the meaning set forth in Section 11.1.

“Closing” has the meaning set forth in Section 8.1.

“Closing Condition Failure” means any Mutual Closing Condition Failure, the Purchaser’s Closing Condition Failure, or the Sellers’ Closing Condition Failure.

“Closing Date” means December 3, 2004.

“Closing Escrow” has the meaning set forth in Section 8.2.

“Closing Escrow Agreement” has the meaning set forth in Section 8.2.

“Closing Statement” has the meaning set forth in Section 9.1.

“CNL Lender” means CNL Income Partners, LP.

“CNL Loan” means the unsecured term loan made by the CNL Lender to the Purchaser in connection with the purchase of the Properties.

“Condemnation” has the meaning set forth in Section 11.2.

“Control” means:

(a)	the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (i) the shareholders of the corporation, in the case of a corporation, (ii) the shareholders of the general partner, in the case of a limited partnership, or (iii) the equity holders or other voting participants of a Person that is not a corporation or limited partnership; or

(b)	the right to elect or appoint, directly or indirectly, a majority of (i) the directors of the corporation, in the case of a corporation, (ii) the directors of the general partner, in the case of a limited partnership, or (iii) a majority of the Persons who have the right to manage or supervise the management of the affairs and business of a Person that is not a corporation or limited partnership, and “Controlled” has a corresponding meaning.

“Cut-Off Time” has the meaning set forth in Section 9.2.

“Encumbrance” means any mortgage, trust, lien (including any claims for lien or certificate of action registered or recorded pursuant to the relevant construction lien legislation or by the relevant condominium corporation), assignment, pledge, charge, security interest, restriction, easement, encroachment, leasehold estate, defect, encumbrance, right to use or acquire, ownership interest, action or other claim, interest or encumbrance of any kind or nature whatsoever.

“Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Properties, or (ii) violation of any Environmental Laws with respect to the Properties.

“Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation, or an actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including, without limitation, the Canada Environmental Assessment Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Environmental Management Act (British Columbia), the Environmental Protection Act (Ontario) the Environmental Assessment Act (Ontario), the Ontario Water Resources Act (Ontario), the Occupational Health & Safety Act (Ontario) and all other federal, provincial and local laws, as amended as of the time in question.

“Environmental Liabilities” means all Liabilities under any Environmental Laws arising from or in connection with the Properties, including, without limitation, any obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media.

“Environmental Reports” means those certain environmental reports obtained in connection with the transactions contemplated herein with respect to certain portions of the Properties, which Environmental Reports are described Schedule 1.1B hereto.

“Estoppels” has the meaning set forth in Section 7.2(a)(v).

“Governmental Authority” means any federal, provincial, regional or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“GST” means goods and services tax payable pursuant to the Excise Tax Act (Canada).

“Hazardous Substances” means any hazardous or toxic substances, materials or waste, whether in solid, semisolid, liquid or gaseous form, including, without limitation, asbestos, petroleum or petroleum by-products and polychlorinated biphenyls.

“Head Tenant” means CNL Income Canada Lessee Corp.

“Head Leases” means the Blue Mountain Head Lease and the Whistler Mountain Head Lease.

“HOA Assessments” means any regular or special assessments imposed by any strata corporation, condominium corporation, tourism association, homeowner’s association, village association, master association or similar association applicable to any of the Properties.

“Indemnification Claim” has the meaning set forth in Section 12.5(a).

“Indemnification Loss” means, with respect to any Indemnitee, any Liability, including, without limitation, reasonable lawyers’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.

“Indemnitee” has the meaning set forth in Section 12.5(a).

“Indemnitor” has the meaning set forth in Section 12.5(a).

“Inspections” means any inspections, examinations, tests, investigations, or studies of the Properties conducted by or on behalf of the Purchaser (or any Affiliate thereof).

“Intrawest” has the meaning set forth in the first paragraph of this Agreement.

“Intrawest Loan” means the unsecured term loan made by Intrawest Resorts, Inc. to the Purchaser in connection with the purchase of the Properties.

“Lease Declaration” has the meaning set forth in Section 7.2(a)(v).

“Liability” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen and “Liabilities” has a corresponding meaning.

“MAE” means any matter or event that has had, or in the future could reasonably be expected to have, a material adverse effect on any Properties or the Sellers’ ability to consummate the transactions contemplated in this Agreement.

“Material Casualty” has the meaning set forth in Section 11.1(a).

“Material Condemnation” has the meaning set forth in Section 11.2(a).

“Mortgage Lender” means Congress Financial Corporation (Canada).

“Mortgage Loan” means the loan in the principal amount of CDN$26,600,000 to be made by the Mortgage Lender in favour of the Purchaser.

“Mortgage Loan Security” means the security to be granted in favour of the Mortgage Lender to secure the Mortgage Loan.

“Mutual Closing Condition Failure” means any failure of a Mutual Closing Condition to occur.

“Mutual Closing Conditions” has the meaning set forth in Section 7.1(a).

“New Title and Survey Election Notice” has the meaning set forth in Section 4.2(c).

“New Title and Survey Objection Notice” has the meaning set forth in Section 4.2(c).

“New Title and Survey Response Notice” has the meaning set forth in Section 4.2(c).

“New Title Exception” has the meaning set forth in Section 4.2(c).

“Notice” has the meaning set forth in Section 13.1(a).

“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

“Permitted Encumbrances” means all of the following:

(a)	all subsisting conditions, provisos, restrictions, exceptions and reservations, including royalties, contained in the original grant or contained in any other grant or disposition from the Crown;

(b)	all Encumbrances listed in Schedule 1.1A hereto;

(c)	all Space Leases; and;

(d)	the Head Leases.

“Person” means any natural person, firm, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Plans and Specifications” has the meaning set forth in Section 2.2(b).

“Post-Execution Disclosure” has the meaning set forth in Section 13.13.

“Properties” means all of the property described in Schedule 1.1 A, together with all buildings, structures and improvements thereon and all fixtures forming part thereof (other than any structures, improvements or fixtures owned by the Head Tenant or any

Space Tenants), and all rights and benefits appurtenant thereto, including, without limitation, any interests in any common property (including, without limitation, limited common property) appurtenant thereto, any parking licences or rights appurtenant thereto and any interests in common property or common elements appurtenant thereto.

“Property Condition Evaluations” means those certain property condition evaluations provided by the Sellers to the Purchaser in connection with the transactions contemplated herein with respect to certain of the Properties, which Property Condition Evaluations are set forth on Schedule 1.1C hereto.

“Prorations” has the meaning set forth in Section 9.2.

“Purchase Price” means US$29,980,831.

“Purchaser” has the meaning set forth in the first paragraph of this Agreement.

“Purchaser’s Closing Condition Failure” has the meaning set forth in Section 7.2(b).

“Purchaser’s Closing Conditions” has the meaning set forth in Section 7.2(a).

“Purchaser’s Closing Deliveries” has the meaning set forth in Section 8.3(b).

“Purchaser’s Default” has the meaning set forth in Section 10.2.

“Purchaser’s Documents” has the meaning set forth in Section 5.2(b).

“Purchaser’s Due Diligence Reports” means all studies, reports and assessments prepared by any Person for or on behalf of the Purchaser (other than any internal studies, reports and assessments prepared by any of the Purchaser’s employees, attorneys or accountants) in connection with the Inspections.

“Purchaser’s Indemnitees” means the Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

“Purchaser’s Inspectors” means any Person that conducted any Inspections for or on behalf of the Purchaser or any Affiliate thereof.

“Purchaser’s Lawyers” means Goodmans, LLP.

“Realty Taxes” means any provincial, regional, or local real property or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority with respect to the Properties.

“Resorts” means the resorts in which the Properties are situated, as described in Schedule 1.1 A, and “Resort” means any of such resorts.

“Retained Liabilities” has the meaning set forth in Section 2.3.

“SEC” means the Securities and Exchange Commission.

“Sellers” has the meaning set forth in the first paragraph of this document.

“Sellers’ Closing Condition Failure” means a failure of a Sellers’ Closing Condition.

“Sellers’ Closing Conditions” has the meaning set forth in Section 7.3(a).

“Sellers’ Closing Condition Failure” has the meaning set forth in Section 7.3(b).

“Sellers’ Closing Deliveries” has the meaning set forth in Section 8.3(a).

“Sellers’ Default” has the meaning set forth in Section 10.1.

“Sellers’ Documents” has the meaning set forth in Section 5.1(b).

“Sellers’ Due Diligence Materials” means all documents and materials provided by the Sellers to the Purchaser or its Affiliates pursuant to or in connection with this Agreement or otherwise, together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations, or other analyses made by the Purchaser based on the information in such documents or materials.

“Sellers’ Indemnitees” means the Sellers, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

“Sellers’ Knowledge” means the actual knowledge of Andrew Voysey, Teresa Chan, Ron Warren, Rob Campbell, David Pfeifer, and (i) Bryan Hawkey with respect to the Whistler Mountain Property only and (ii) Rob MacCrae with respect to the Blue Mountain Property only, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of the Sellers or any of their Affiliates, and such persons will be deemed to have actual knowledge of (A) any matter disclosed in any exhibits or schedules to this Agreement, and (B) any matter disclosed in any of the Sellers’ Due Diligence Materials or any other documents or materials provided by the Sellers to the Purchaser prior to Closing, and for the purposes of this definition, the term “actual knowledge” means, with respect to any Person, the conscious awareness of such Person at the time in question, and expressly excludes any constructive or implied knowledge of such Person.

“Sellers’ Lawyers” means McCarthy Tétrault LLP.

“Space Leases” means all leases, subleases, licences, concessions and similar agreements granting to any Person the right to use or occupy any portion of the Properties, but excluding the Head Leases.

“Space Tenants” means the tenants, subtenants or other occupants under the Space Leases.

“Subsidiary” means, in respect of any Person:

(a)	any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more entities each of which is Controlled by such Person, or (iii) one or more entities each of which is Controlled by such Person; or

(b)	any limited or general partnership, joint venture, limited liability company, trust or other entity as to which (i) such Person, (ii) such Person and one or more Persons referred to in paragraph (a) of this definition, or (iii) one or more Persons referred to in paragraph (a) of this definition, owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof), of such limited or general partnership, joint venture, limited liability company, trust or other entity, as the case may be.

“Survey Defect” has the meaning set forth in Section 4.2(c).

“Surveys” means the condominium plans provided by the Sellers in a form and with such information as may be required by the Title Company to enable the Title Company to delete the standard survey-related exceptions, and otherwise as may be required by the lender under the Mortgage Loan.

“Survival Period” has the meaning set forth in Section 12.1(a).

“Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question.

“Title Company” means Lawyers Title Insurance Corporation.

“Title Policy” and “Title Policies” have the meanings set forth in Section 4.2(d).

“Transfers” means all of the transfers of registered and beneficial title to be delivered by the Sellers to the Purchaser pursuant to Section 8.3(a)(ii).

“Unit” means any portion of the Properties at any Resort for which there exists a separate legal title.

“Unpermitted Exceptions” means any Encumbrances which are not Permitted Encumbrances and any off-title deficiencies relating to the Properties.

“Warranties” has the meaning set forth in Section 2.2(c).

“Whistler Mountain Property” means that part of the Properties situated at the Whistler Mountain Resort, as described in Schedule 1.1 A.

“Whistler Mountain Head Lease” means the lease dated November 19, 2004 made by WMRLP in favour of the Head Tenant.

“WMRLP” has the meaning set forth in the first paragraph of this Agreement.

1.2	Definition of “Affiliates”.

For the purposes of this Agreement, two entities are “Affiliates” if:

(a)	one of the entities is a Subsidiary of the other entity;

(b)	both of the entities are Subsidiaries of the same Person;

(c)	both of the entities are Controlled by the same Person;

(d)	one of the entities is a partnership and the other entity is its general partner; or

(e)	one of the entities is a trust and the other entity is its beneficiary,

and where a Person is an Affiliate of two entities, each of those entities will be deemed to be Affiliates of each other (and for greater certainty, partnerships and trusts will be deemed to be entities for the purpose of the foregoing).

ARTICLE 2

PURCHASE AND SALE, ASSETS AND LIABILITIES

2.1	Purchase and Sale.

The Sellers agree to sell the Properties to the Purchaser and the Purchaser agrees to buy the Properties from the Sellers, all in accordance with the terms and conditions set out in this Agreement.

2.2	Included Items.

The following items are included in the conveyance of the Properties to the Purchaser:

(a)	Books and Records. All of the Sellers’ books and records which relate exclusively to the Properties, but expressly excluding all documents and other materials which are legally privileged or constitute attorney work product (the “Books and Records”);

(b)

Plans and Specifications. All of the Sellers’ right, title and interest in and to any plans and specifications, blue prints, architectural plans, engineering diagrams and similar items within the control of the Sellers which specifically relate to the Properties (as opposed to any multi-unit condominium buildings in which any of the Properties is located) to the extent that the foregoing are transferable (the “Plans and Specifications”); and

(c)	Warranties. All warranties and guaranties held by the Sellers with respect to any portion of the Properties, to the extent that such warranties are transferable (the “Warranties”).

2.3	Retained Liabilities.

At Closing, the Sellers shall retain and be responsible for the payment or satisfaction of all Liabilities for, and the Purchaser shall not have any obligation or Liability concerning, (i) any transfer fees levied against or payable by the Sellers, including, without limitation, the “exit fee” of 0.25% of the sale price payable by Intrawest in connection with the sale of the Blue Mountain Properties, (ii) any Liabilities of the Sellers under the Head Lease up to the time of Closing, (iii) any Liabilities under the Space Leases which have arisen or accrued and pertain to a period prior to the Closing Date, including, without limitation, the Liability for the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Space Leases, except to the extent the Purchaser receives a credit for such Liabilities under Article 9, (iv) the payment of all Realty Taxes and HOA Assessments due and payable or accrued but not yet paid prior to the Closing Date, except to the extent the Purchaser has received a credit for such Realty Taxes and HOA Assessments under Article 9, and ( v) any claim for personal injury or property damage to a Person (other than any Purchaser Indemnitee) which is based on any event which occurred at the Properties prior to the Closing Date (the “Retained Liabilities”). The rights and obligations of the Parties under this Section 2.3 shall survive the Closing.

2.4	Assumed Liabilities.

The Purchaser hereby assumes: (i) any Liabilities under the Head Lease that are not Retained Liabilities, and (ii) the payment of Realty Taxes and HOA Assessments, but only to the extent such Liabilities, Realty Taxes or HOA Assessments arise or accrue on or after the Closing Date (“Assumed Liabilities”). The rights and obligations of the Parties under this Section 2.4 shall survive the Closing.

ARTICLE 3

PURCHASE PRICE

3.1	Purchase Price.

The purchase price for the Properties is US$29,980,831, which is allocated as set out in Schedule 3.2(c), and which shall be adjusted at Closing for Prorations as expressly provided in this Agreement.

3.2	Payment of Purchase Price.

(a)

Payment at Closing. At the Closing, the Purchaser shall pay to the Sellers by wire transfer to the Sellers’ Lawyers the amount equal to the Purchase Price (as adjusted for Prorations pursuant to Article 9) in accordance with Section 8.2. The

Purchaser shall cause the wire transfer of funds to be received by the Sellers’ Lawyers no later than 1:00 p.m. (Pacific Time) on the Closing Date.

(b)	Method of Payment. All amounts to be paid by the Purchaser to the Sellers pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.

(c)	Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated among the Properties as set forth in Schedule 3.2(c) for federal, provincial, regional and local tax purposes. The Parties acknowledge and agree that the allocation set forth in Schedule 3.2(c) represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Properties. The Parties shall file all federal, provincial, regional and local tax returns and related tax documents consistent with the allocation set forth in Schedule 3.2(c), as the same may be adjusted pursuant to Article 9 or any other provision in this Agreement. Further, the Parties, each acting reasonably, shall allocate the Purchase Price between the Units in Canadian amounts for the purposes of the preparation of the Transfers.

3.3	Goods and Services Tax.

The Purchaser will pay all GST payable on the Purchase Price directly to the Sellers concurrently with the payment of the Purchase Price, provided that if the Purchaser is registered for the purposes of the payment of GST, the Purchaser may self-assess the GST, provided that prior to Closing the Purchaser provides the Sellers with such reasonable evidence as to such registration as may be reasonably required by the Sellers.

ARTICLE 4

DUE DILIGENCE AND INSPECTION

4.1	Right to Inspect.

The Purchaser and the Purchaser’s Inspectors shall have the right to enter upon the Properties, at the risk of the Purchaser, and to perform, at the Purchaser’s expense, such inspections of and concerning the Properties and other tests, studies, reviews and investigations, as the Purchaser may deem appropriate.

4.2	Matters Relating to Title.

(a)	State of Title. The Sellers will cause the Title Company to deliver to the Sellers and the Purchaser on the Closing Date drafts of the Title Policies which the Title Company expects to issue on Closing. To that end, the Sellers shall cause the Sellers Lawyers to provide and render all searches, reports, opinions and documentation reasonably required by the Title Company from time to time.

(b)

Failure of Title. If on the Closing Date title to the Properties is not insurable or is subject to any Unpermitted Exceptions and the Sellers are unable to cure, or elect not to cure, the same, the Purchaser may elect, as its sole right and remedy, either

(i) to take such title to the Properties as the Sellers can convey, with no abatement of the Purchase Price (except to the extent of Encumbrances of a definite, fixed and ascertainable amount not in excess of the Purchase Price), or (ii) to terminate this Agreement with respect to the Properties the title to which is not insurable or is subject to any Unpermitted Exceptions, and receive a reduction in the Purchase Price equal to the amounts allocated to such excluded Properties in Schedule 3.2(c). Notwithstanding the foregoing provisions, the Purchaser agrees to accept title to the Properties despite the existence of any judgments or monetary liens against the Sellers if the Title Company insures (including, in all cases, with respect to loss of marketability) the Purchaser and the Mortgage Lender in a manner reasonably acceptable to the Purchaser and the Mortgage Lender, at no cost or expense to the Purchaser, against loss by reason of such judgments or liens.

(c)

Updated Title Commitment or Survey. If prior to Closing any update of the proposed Title Policies delivered to the Purchaser discloses any Unpermitted Exceptions which were not disclosed in the materials on which the proposed Title Policies were prepared (a “New Title Exception”) or encroachments by improvements on adjoining properties onto or over the Properties, any encroachments of any improvements on the Properties onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) and any other survey defects which are not shown on the Surveys and materially and adversely affect title to the Properties (a “Survey Defect”) and such New Title Exception or Survey Defect was not caused by the Purchaser or any Person on behalf of the Purchaser, then the Purchaser shall have the right to request the Sellers to remove or cure such New Title Exception or Survey Defect at or prior to Closing by providing written notice (the “New Title and Survey Objection Notice”) to the Sellers within ten (10) Business Days after receiving the information or materials giving rise to the New Title Exception or Survey Defect. The Sellers shall have no obligation to cure any alleged New Title Exception or Survey Defect. If the Purchaser provides a New Title and Survey Objection Notice to the Sellers, the Sellers may elect, by providing written notice (the “New Title and Survey Election Notice”) to the Purchaser within the earlier of five (5) Business Days after the Sellers’ receipt of such New Title and Survey Objection Notice and the Closing, to either: (i) accept such New Title Exception or Survey Defect as an additional Unpermitted Exception to be removed or cured at or prior to Closing, or (ii) not to remove or cure such New Title Exception or Survey Defect. If the Sellers do not provide a New Title and Survey Election Notice to the Purchaser within such time period, then the Sellers shall be deemed to have elected not to remove or cure such New Title Exception or Survey Defect as an Unpermitted Exception pursuant to clause (ii) of the preceding sentence. If the Sellers elect or are deemed to have elected not to remove or cure a New Title Exception or Survey Defect or the New Title Exception or Survey Defect is not cured for any reason in a manner acceptable to the Purchaser and the Mortgage Lender, then the Purchaser shall have the right, in its sole discretion, to elect, by providing written notice (the “New Title and Survey Response Notice”) to the Sellers within the earlier often (10) Business Days after the Purchaser’s receipt of the New Title and Survey Election Notice or the Closing, to (A) terminate this Agreement with respect to such Properties, and receive a reduction in the Purchase Price equal to the amounts allocated to such excluded Properties, or (B) proceed to Closing pursuant to this Agreement and accept title to the Properties subject to such New Title Exception or Survey Defect which thereafter shall be deemed to constitute a Permitted Encumbrance, without any credit against the Purchase Price for such New Title Exception or Survey Defect. If the Purchaser does not provide a New Title and Survey Response Notice to the Sellers within such time period, the Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence.

(d)	Title Policies. At Closing, the Parties shall cause the Title Company to issue to the Purchaser and the Mortgage Lender owner’s and Mortgage Lender’s title insurance policies for the Properties, subject only to the Permitted Encumbrances (individually, a “Title Policy”, and collectively, the “Title Policies”) or alternatively, to commit, unconditionally, in writing to issue such Title Policies to the Purchaser and the Mortgage Lender post-Closing, all of which commitments and policies (including endorsements) must have been pre-approved by the Purchaser and the Mortgage Lender in all respects.

(e)	Conveyance of the Properties. At Closing, the Sellers shall convey to the Purchaser good and marketable title to: (A) the Properties subject only to all (i) Permitted Encumbrances and (ii) all Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policy in a manner acceptable to the Purchaser and the Mortgage Lender and at the Sellers’ sole cost and expense, but which otherwise are not removed from title, and (iii) all Unpermitted Exceptions which are to be released by the Sellers’ Lawyers in accordance with Section 8.2(h), and (B) the remainder of the Properties, free and clear of all Encumbrances other than the Permitted Encumbrances.

4.3	Sellers’ Due Diligence Materials.

If this Agreement is terminated, the Purchaser promptly shall return all original Sellers’ Due Diligence Materials provided to the Purchaser, and destroy all other Sellers’ Due Diligence Materials in the Purchaser’s possession, including all copies thereof, and upon request by the Sellers provide written confirmation certifying thereto. This Section 4.3 shall survive the termination of this Agreement.

4.4	Release and Indemnification.

The Purchaser (for itself and all the Purchaser’s Indemnitees) hereby releases the Sellers’ Indemnitees for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Inspections, except to the extent resulting from the negligence or wilful misconduct of any Sellers’ Indemnitee. The Purchaser shall defend, indemnify and hold harmless the Sellers’ Indemnitees in accordance with Article 12 from and against any Indemnification Loss incurred by the Sellers’ Indemnitees arising from or in connection with the

Inspections, except to the extent resulting from the negligence or wilful misconduct of any Sellers’ Indemnitee. At the Sellers’ request, the Purchaser, at its cost and expense, shall repair any damage to the Properties or any other property owned by a Person other than the Purchaser arising from or in connection with the Inspections, and restore the Properties or such other third-party property to the same condition as existed prior to such Inspections, or replace the Properties or such third-party property with property of the same quantity and quality. This Section 4.4 shall survive the termination of this Agreement.

4.5	Delivery of Property Documents.

The Sellers have furnished to the Purchaser, or to the extent in the Sellers’ possession, will use commercially reasonable efforts to furnish to the Purchaser within ten (10) Business Days from the date of this Agreement, copies of the following, each of which, to the Sellers’ Knowledge, is or will be a true, correct and complete copy of the document it purports to be:

(a)	All Warranties relating to the Properties or any part thereof which are still in effect to which the Sellers may be entitled to make a claim;

(b)	The most recent Realty Tax statements with respect to the Properties and notices of appraised value or assessed value used for the purposes of the calculation of Realty Taxes;

(c)	Engineering and architectural plans, drawings and specifications relating to the buildings, structures and improvements forming part of the Properties; and

(d)	All Space Leases and all agreements for real estate commissions, brokerage fees, finder’s fees or other compensation payable in connection therewith which will be binding on the Purchaser.

4.6	Access to Financial Information.

Because of the nature of the transactions contemplated by this Agreement, the Parties acknowledge that the Purchaser or an Affiliate of the Purchaser will be required to file with one or more regulatory agencies audited financial statements with respect to the Properties for the year ended June 30, 2004. The Parties agree, that (i) Intrawest is to cause such audited financial statements to be prepared in a timely manner, provided that the Purchaser acknowledges that such statements will not be signed and released until the completion of certain other transactions of which the Purchaser is aware, unless otherwise required by the Purchaser in writing, and (ii) the expenses and costs of preparing the audited financial statements described will be borne by the Purchaser. Upon prior notice to the Sellers, the Purchaser’s representatives shall have reasonable access to all non-privileged and non-confidential financial and other information in the Sellers’ possession relating to the Properties sufficient to enable the Purchaser to prepare audited financial statements in conformity with Regulation S-X of the SEC and to enable the Purchaser to prepare a registration statement, report or disclosure statement for filing with the SEC on its behalf.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1	The Sellers’ Representations and Warranties.

To induce the Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, each of the Sellers hereby makes the representations and warranties in this Section 5.1, but only with respect to itself and its portion of the Properties or interest therein that it owns, upon which the Sellers acknowledge and agree that the Purchaser is entitled to rely.

(a)	Organization and Power. Each of the Sellers is duly incorporated, continued or established (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation, continuance or formation, and is qualified to do business in the jurisdiction in which its Properties are located, and has all requisite power and authority to own the Properties and conduct its business as currently owned and conducted.

(b)	Authority and Binding Obligation. (i) Each of the Sellers has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement (the “Sellers’ Documents”), and to perform all obligations required of it under this Agreement and each of the Sellers’ Documents, (ii) the execution and delivery by Sellers of this Agreement and, when executed and delivered, each of the Sellers’ Documents, and the performance by each of the Sellers of its obligations under this Agreement and, when executed and delivered, each of the Sellers’ Documents, have been, or will have been, duly and validly authorized by all necessary action by each of the Sellers, and (iii) this Agreement and, when executed and delivered, each of the Sellers’ Documents constitutes, or will constitute, legal, valid and binding obligations of the Sellers enforceable against the Sellers in accordance with its and their terms, except to the extent the Purchaser itself is in default hereunder or thereunder.

(c)	Title to the Properties. The Sellers are the fee simple owners of the Properties.

(d)

Consents and Approvals; No Conflicts. Subject to the recording of any of the Sellers’ Documents as appropriate, and except as disclosed in the Sellers’ Due Diligence Materials or the Purchaser’s Due Diligence Reports, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by the Sellers of any of the Sellers’ Documents, or the performance by the Sellers of any of their obligations under this Agreement or any of the Sellers’ Documents or the consummation by the Sellers of the transactions described in this Agreement, except to the extent such permit, authorization, consent or approval has been or will be obtained by the Sellers prior to Closing or where otherwise the failure to obtain such permit, authorization, consent or approval would not have a MAE, and (ii) neither the execution and delivery by the Sellers of this Agreement or any of the Sellers’

Documents, nor the performance by the Sellers of any of their obligations under this Agreement or any of the Sellers’ Documents, nor the consummation by the Sellers of the transactions described in this Agreement, will (A) violate any provision of the Sellers’ organizational or governing documents, (B) violate any Applicable Law to which the Sellers are subject, or (C) result in the creation or imposition of any Encumbrance on any of the Properties or any portion thereof.

(e)	Condemnation. The Sellers have not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to the Sellers’ Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting any of the Properties or any portion thereof.

(f)	Compliance with Applicable Law. The Sellers have not received any written notice of a violation of any Applicable Law with respect to any of Properties which has not been cured or dismissed and which could reasonably result in an MAE.

(g)	Litigation. The Sellers have not (i) been served with any court filing in any litigation with respect to any Properties in which the Sellers are named a party which has not been resolved, settled or dismissed and which could otherwise reasonably result in an MAE or materially and adversely affect title to any of the Properties or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect to any Properties which has not been resolved, settled or dismissed and which could reasonably result in an MAE.

(h)	Realty Taxes. All Realty Taxes which would be delinquent if unpaid will be paid in full or prorated at Closing as part of the Prorations pursuant to Article 9; provided, however, that if any Realty Taxes are payable in instalments, such representation and warranty shall apply only to such instalments which would be delinquent if unpaid at Closing, (B) the Sellers have not received any written notice for an audit of any Realty Taxes with respect to any Properties which has not been resolved or completed, and (C) the Sellers are not currently contesting any Realty Taxes with respect to any Properties where any such contest, if determined adversely, could reasonably result in an MAE.

(i)

Space Leases. Schedule 5.1(i) sets forth a correct and complete list of the Space Leases, and the Sellers have made available to the Purchaser a copy of each of the Space Leases in the Sellers’ possession, which are true and complete copies of the Space Leases, except as otherwise described in Schedule 5.1 (i). Except as set forth in the Sellers’ Due Diligence Materials or the Purchaser’s Due Diligence Report, to the Sellers’ Knowledge, (i) the Sellers have neither given nor received any written notice of any breach or default under any of the Space Leases which has not been cured, (ii) except as set forth in Schedule 5.1(i), no tenants are entitled to any rebates, rent concessions or free rent except as may be expressly set forth in the Space Leases, (iii) no rents due under any of the Space Leases are presently assigned, hypothecated or encumbered by the Sellers, other than pursuant to the Head Leases and in connection with any Seller’s mortgage encumbering the Properties which shall be satisfied prior to or in connection with the Closing, (iv) there are no unpaid brokerage commissions or unpaid landlord obligations for tenant improvements in connection with the current term of occupancy of tenants under the Space Leases, (v) no rent under any of the Space Leases has been prepaid (except for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Space Leases and except for prepayments set forth either in the Space Leases), (vi) no tenant has notified the Sellers in writing of its intent to terminate its lease prior to expiration of the term of such lease, and (vii) no written notice of any default under the Space Leases has been given or received by the Sellers or either of them.

(j)	Possession. Other than the Head Leases and the Space Leases or as set forth in the Permitted Encumbrances, the Sellers have not granted to any party any license, lease or other right relating to the use or possession of the Properties or any part thereof, except tenants under Head Leases and the Space Leases.

(k)	No Purchase Rights. There are no purchase contracts, options or other agreements of any kind, whereby any Person other than the Purchaser will have acquired or will have any right to acquire fee simple title to or ownership of all or any portion of the Properties.

(l)	Municipal Assessment/Notices. To the Sellers’ Knowledge (i) there are no outstanding unpaid municipal assessment notices against the Properties, and (ii) no Seller has received any written notice from any Governmental Authority concerning the existence of any presently uncorrected violation of any Applicable Law with respect to the Properties.

(m)

Bankruptcy. No Seller and no general partner of WMRLP is a bankrupt person or an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors’ Arrangement Act (Canada) (collectively, the “Bankruptcy Acts”), and no Seller has ceased to pay its debts as they become due. No Seller has filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Acts, or under any similar law or statute of Canada or any province thereof, relating to bankruptcy, insolvency, reorganization, re-arrangement winding up or composition or adjustment of its debts and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal and no Seller has been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. No Seller has sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and no Seller has made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied and no tax lien or other governmental or similar lien has been filed, against it or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

(n)	Labour and Employment Matters. (i) To the Sellers’ Knowledge, there is no union organizing, strikes, work stoppage or slow downs in respect of its business at any of the Properties, (ii) no Seller is a party to any collective bargaining agreement or relationship with any labour union which affects the Properties, and there are no employees employed in connection with any of the Properties in respect of which the Purchaser will incur any Liabilities whatsoever as a result of the completion of the transaction contemplated by this Agreement or as a result of becoming the owner of the Properties.

(o)	Compliance with Applicable Laws. To the Sellers’ Knowledge, no Seller has received any written notice of any violation of any provision of Applicable Law, including, without limitation, any Environmental Law, with respect to the ownership, operation, use, maintenance or condition of the Properties, which violation has not been remedied.

(p)	Construction Contracts. At the Closing there will be no outstanding contracts made by the Sellers for the construction or repair of any buildings, structures or improvements forming part of the Properties which have not been fully paid for or provision for the payment of which has not been made by the Sellers and the Sellers shall discharge and have released of record or bonded all mechanic’s, builder’s or materialman’s liens, if any, arising from any labour or materials furnished to the Properties prior to the Closing to the extent any such lien is not insured over the Title Company or bonded over pursuant to Applicable Law.

(q)	Insurance Policies. No Seller has received written notice from any insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

(r)	General Condition of Properties. To the Sellers’ Knowledge, except as set forth in the Property Condition Evaluations, all material aspects of the Properties as of the Closing Date will be in good working order and repair, mechanically and structurally sound, free from all material defects in materials and workmanship.

(s)	Environmental Condition of Properties. To the Sellers’ Knowledge, except as set forth in the Property Condition Evaluations and the Environmental Reports, the Properties does not contain any Hazardous Substances (other than any Hazardous Substances situated at the Properties in the ordinary course of business or the ordinary course of business of any tenant or other occupant of the Properties in compliance with Environmental Laws, including, without limitation, fluorescent light bulbs in use at the Properties) and the Sellers do not have any Sellers’ Knowledge of any Environmental Claims or Environmental Liabilities in respect of the Properties.

(t)	Management Agreements. As of the Closing Date, the Sellers will not be party to any management agreement with respect to the Properties, except in accordance with the Head Leases.

(u)	Compliance with Permitted Encumbrances. The Sellers have neither received, nor given, any written notice of any violation of any Permitted Encumbrance which is material to the ownership, value or operation of any of the Properties, which has not been cured or dismissed.

(v)	Finders and Investment Brokers. The Sellers have not dealt with any Person who has acted, directly or indirectly, as a broker, agent, finder, financial adviser or in such other capacity for or on behalf of the Sellers in connection with the transactions described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.

(w)	Canadian Residency of Sellers. None of the Sellers and none of the partners of WMRLP is a non-resident of Canada for the purposes of the Income Tax Act (Canada) and the Sellers shall receive the balance of the Purchase Price on Closing on their own account and not as agent or trustee or nominee for any other Person.

(x)	Financial Statements. The form of consolidated profit and loss statements for the Properties for Intrawest’s fiscal year ended June 30, 2004, which were provided to the Purchaser and copies of which are attached as Schedule 5.1(x) hereto: (i) are true and complete copies of the operating statements for such period prepared by the Sellers and its Affiliates with respect to the Properties; and (ii) to the Sellers’ Knowledge, have been prepared in accordance with Generally Accepted Accounting Principles and present fairly, in all material respects, the operation results of the Properties for the periods covered by such income statements, subject to standard year-end adjustments for any year to date income statements, provided that the Purchaser acknowledges that such statements will not be signed and released until the completion of certain other transactions of which the Purchaser is aware, unless otherwise required by the Purchaser in writing.

(y)	Rent Rolls. The Rent Rolls attached hereto as Schedule 5.1(y) accurately summarize all the existing Space Leases and their terms. Prior to closing, the Sellers will deliver to the Purchaser updated information current as of no earlier than five (5) Business Days prior to Closing on an updated Rent Roll signed by a representative of the Sellers which shall replace Schedule 5.1(y) for all purposes under this Agreement.

(z)	Bulk Sales Act (Ontario). The sale of the Properties to the Purchaser individually or in the aggregate does not contravene the Bulk Sales Act (Ontario).

(aa)	Competition Act. The Sellers’ total “book value” of the Properties is less than $50,000,000.00 (Canadian) for the purposes of Part IX of the Competition Act (Canada).

(bb)	Permitted Encumbrances. No Seller is in default of any duty or obligation under any of the Permitted Encumbrances and to the best of the Sellers’ Knowledge there is no default under any of the Permitted Encumbrances by any other party thereto, other than any defaults under the Space Leases which have been disclosed in writing to the Purchaser prior to the execution and delivery of this Agreement. For greater certainty, no such disclosure of such defaults compels or implies or will compel or imply acceptance of such defaults by the Purchaser.

5.2	The Purchaser’s Representations and Warranties.

To induce the Sellers to enter into this Agreement and to consummate the transactions described in this Agreement, the Purchaser hereby makes the representations and warranties in this Section 5.2, upon which the Purchaser acknowledges and agrees that the Sellers are entitled to rely.

(a)	Organization and Power. The Purchaser is duly established, validly existing and in good standing under the laws of the Island of Jersey and has all requisite power and authority to own and lease property.

(b)	Authority and Binding Obligation. (i) The Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by the Purchaser pursuant to this Agreement (the “Purchaser’s Documents”), and to perform all obligations of the Purchaser arising under this Agreement and each of the Purchaser’s Documents, (ii) the execution and delivery by the signer on behalf of the Purchaser of this Agreement and, when executed and delivered, each of the Purchaser’s Documents, and the performance by the Purchaser of its obligations under this Agreement, and when executed and delivered, each of the Purchaser’s Documents, has been, or will be, duly and validly authorized by all necessary actions by the Purchaser, and (iii) this Agreement and, when executed and delivered, each of the Purchaser’s Documents, constitutes, or will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its and their terms, except to the extent any of the Sellers is in default thereunder.

(c)

Consents and Approvals; No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by the Purchaser of this Agreement or any of the Purchaser’s Documents, the performance by the Purchaser of any of its obligations under this Agreement or any of the Purchaser’s Documents, or the consummation by the Purchaser of the transactions described in this Agreement or any of the Purchaser’s Documents, and (ii) neither the execution and delivery by the Purchaser of any of the Purchaser’s Documents, nor the performance by the Purchaser of any of its obligations under any of the

Purchaser’s Documents, nor the consummation by the Purchaser of the transactions described in this Agreement, will: (A) violate any provision of the organizational or governing documents of the Purchaser; (B) violate any Applicable Law to which the Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which the Purchaser is a party or by which any of the Purchaser’s properties are subject.

(d)	Finders and Investment Brokers. The Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, agent, finder, financial adviser or in such other capacity for or on behalf of the Purchaser in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.

ARTICLE 6

COVENANTS

6.1	Confidentiality.

(a)	Disclosure of Confidential Information. The Parties acknowledge and agree that the existence of this Agreement, the terms of this Agreement and any other information disclosed in the Sellers’ Due Diligence Materials, the Purchaser’s Due Diligence Reports or any other documents, materials, data or other information with respect to the Properties which is not generally known to the public shall be confidential. Nothing herein shall restrict or limit the Sellers from communicating with tenants and homeowners’ associations in connection with obtaining estoppels or other required consents or approvals, as may be reasonably necessary to consummate the transactions contemplated under this Agreement, or the Purchaser from contacting Intrawest company officials, property engineers and architects, and other third party consultants assisting the Purchaser in its investigation of the Properties, subject to Section 6.1(c).

(b)	Public Announcements. No Party shall have the right to make a public announcement regarding the transactions described in this Agreement without the prior approval of the other Party. The Sellers and the Purchaser shall approve the timing, form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required.

(c)

Communication with Governmental Authorities. On the condition that the Purchaser has first notified and given the Sellers a reasonable opportunity to participate, the Purchaser and its representatives and consultants shall have the right to review building department, health department and other local Governmental Authority records with respect to the Properties and request written or verbal confirmation of zoning and any other compliance by the Properties with any Applicable Laws.

6.2	Municipal Improvements/Notices.

(a)	The Purchaser Assumption. To the extent originating and relating to the period from and after the Closing Date, the Purchaser shall pay all assessments against the Properties or any part thereof for improvements or other work first becoming due on or after the Closing (including any fines, interest or penalties thereon due to the non-payment thereof), and reimburse the Sellers for assessments paid prior to Closing attributable to periods following the Closing, and shall indemnify, defend and exonerate and save the Sellers harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom. Any improvements or other work at the Properties originating, relating or incurred prior to Closing shall be the responsibility of the Sellers or, to the extent applicable, the responsibility of the Head Tenant under the Head Leases or the Space Tenants under the Space Leases and the Sellers shall indemnify, defend and exonerate and save harmless the Purchaser from any claims therefore or any liability, loss, cost or expense arising therefrom.

(b)	Compliance. Upon the Closing, if there exists any uncorrected violation of an ordinance, public regulation or statute issued by any public authority (including any fines, interest or penalties thereon due to non-compliance therewith) in respect of the Properties, the Sellers shall indemnify, defend and exonerate and save the Purchaser harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom. Nothing contained in this paragraph shall be deemed to limit any rights the Purchaser may have by reason of a breach of the representations of the Sellers set forth elsewhere in this Agreement.

(c)	Survival. The provisions of this Section 6.2 shall survive the Closing.

6.3	Operations Prior to Closing.

(a)	Operation, Maintenance and Repair. From the date of this Agreement until the Closing or earlier termination of this Agreement, the Sellers shall operate, maintain and repair the Properties in the ordinary course of business consistent with the Sellers’ past custom and practice with respect to the Properties, taking into account the facts and circumstances in existence from time to time, including, without limitation, with respect to (i) performing maintenance and repairs for the Properties; and (ii) maintaining insurance coverage consistent with the Sellers’ risk management policies in place as of the date hereof.

(b)

Title. From the date of this Agreement until the Closing or earlier termination of this Agreement, the Sellers shall not knowingly create or permit any Title Exception which materially and adversely affects any Properties. Subject to Section 8.2, the Purchaser acknowledges that the imposition by a Seller of a condominium homeowners declaration, village company, master or other declaration, or easements and other encumbrances in the ordinary course of business shall not be deemed “material and adverse.”

6.4	Tax Contests.

(a)	Taxable Period Terminating Prior to Closing Date. The Sellers shall retain the right to commence, continue and settle any proceeding to contest any Realty Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Realty Taxes awarded in such proceedings; provided, however, the Sellers shall indemnify and hold the Purchaser harmless from and against any Indemnification Loss incurred by the Purchaser as a result of the Sellers exercising their rights under this Section 6.4(a). This Section 6.4(a) shall survive the Closing.

(b)	Taxable Period Including the Closing Date. The Sellers shall have the right to commence, continue and settle any proceeding to contest any Realty Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if the Purchaser desires to contest any Realty Taxes for such taxable period and the Sellers have not commenced any proceeding to contest any such Realty Taxes for such taxable period, the Purchaser may request the Sellers to do so. If the Sellers desire to contest such Realty Taxes, the Sellers shall provide written notice to the Purchaser within thirty (30) days after receipt of the Purchaser’s request confirming that the Sellers will contest such Realty Taxes, in which case the Sellers shall proceed to contest such Realty Taxes, and the Purchaser shall not have the right to contest such Realty Taxes. If the Sellers fail to provide such written notice confirming that the Sellers will contest such Realty Taxes within such thirty (30) day period, the Purchaser shall have the right to contest such Realty Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Realty Taxes for the reasonable costs and expenses incurred by such Party in contesting such Realty Taxes, and the remainder of such refunds or abatements shall be prorated between the Sellers and the Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party. This Section 6.4(b) shall survive the Closing.

(c)	Taxable Period Commencing After Closing Date. The Purchaser shall have the right to commence, continue and settle any proceedings to contest Realty Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Realty Taxes awarded in such proceedings. The Purchaser shall indemnify and hold the Sellers harmless from and against any Indemnification Loss incurred by the Sellers as a result of the Purchaser exercising its rights under this Section 6.4(c). This Section 6.4(c) shall survive the Closing.

(d)

Cooperation. The Sellers and the Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Realty Taxes (at no cost or expense to the Party not contesting the Realty Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Realty Taxes in furtherance of the contest of such Realty Taxes. This Section 6.4(d) shall survive the Closing.

6.5	Notices and Filings.

The Sellers and the Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to the Head Tenant under the Head Leases and to effect any required registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Properties.

6.6	Further Assurances.

From the date of this Agreement until the Closing or termination of this Agreement, the Sellers and the Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions described in this Agreement, including, without limitation, (i) obtaining or assisting the Purchaser in obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting or assisting the Purchaser in effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, the Sellers and the Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated in this Agreement.

6.7	Audited Financial Statements.

The Sellers shall cause the operating statements for the fiscal year end June 30, 2004 referenced in Section 5.1(x) to be audited released to the Purchaser upon the completion of certain other transactions of which the Purchaser is aware, unless otherwise required by the Purchaser in writing. The Purchaser shall pay for all costs and expenses incurred in connection with such audits at Closing.

ARTICLE 7

CLOSING CONDITIONS

7.1	Mutual Closing Conditions.

(a)	Satisfaction of Mutual Closing Conditions. The respective obligations of the Sellers and the Purchaser to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions (the “Mutual Closing Conditions”):

(i)	Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, which would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(ii)	Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(iii)	Funding of the Mortgage Loan. All conditions for closing and funding of the Mortgage Loan shall have been met and the Mortgage Loan shall have closed and funded.

(b)	Failure of Mutual Closing Condition. If any of the Mutual Closing Conditions is not satisfied at the Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination, unless (i) the Mutual Closing Condition set out in Section 7.1(a)(iii) is not satisfied as a result of a failure by the CNL Lender to lend to the Purchaser the amount required to be advanced under the CNL Loan, in which case such breach or default will be deemed to be a Sellers’ Closing Condition failure and the Sellers will have the rights set out in Section 7.3(b) in respect thereof, or (ii) the Mutual Closing Condition set out in Section 7.1(a)(iii) is not satisfied as a result of a failure by Intrawest to lend to the Purchaser the amount required to be advanced under the Intrawest Loan, in which case such breach or default will be deemed to be a Purchaser’s Closing Condition Failure and the Purchaser will have the rights set out in Section 7.2(b) in respect thereof. Subject to the preceding modifications, each of the conditions in Subsection 7.1(a) of this Agreement has been inserted for the benefit of each of the Sellers and the Purchaser and may only be waived by both of the Sellers and the Purchaser in each Party’s sole discretion.

7.2	Purchaser’s Closing Conditions.

(a)	Satisfaction of Purchaser’s Closing Conditions. In addition to the Mutual Closing Conditions, the Purchaser’s obligation to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing (or such earlier date set out herein) of the following conditions (the “Purchaser’s Closing Conditions”):

(i)	The Sellers’ Deliveries. All of the Sellers’ Closing Deliveries shall have been delivered to the Purchaser or deposited with the Purchaser’s Lawyers in the Closing Escrow, to be delivered to the Purchaser at Closing.

(ii)	Representations and Warranties. The representations or warranties of the Sellers in this Agreement (as qualified by any schedules to this Agreement and any amendments or supplements to such schedules, other than a Post-Execution Disclosure) shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).

(iii)	Covenants and Obligations. The covenants and obligations of the Sellers in this Agreement shall have been performed in all material respects.

(iv)	Title Policies. The Title Company shall have irrevocably committed to issue the Title Policies pursuant to Section 4.2(d) with all standard exceptions deleted and all requirements for issuance of the Title Policies satisfied and deleted. In that regard, on the Closing Date, title to the Properties shall be a good and marketable title in fee simple, free and clear of all Encumbrances whatsoever except for the Permitted Encumbrances and Encumbrances to be discharged upon Closing in accordance with section 8.2 of this Agreement.

(v)	Estoppel Certificates. On the Closing Date the Seller shall have received and delivered to the Purchaser and the Mortgage Lender estoppel certificates based on the form attached hereto as Schedule “ 7.2(a)(v)-1” (collectively the “Estoppels”) completed and signed by Space Tenants, provided that with respect to any estoppel certificates not received by the Sellers (but without reducing the aforementioned threshold), on or before the Closing Date, an officer of the Sellers, on behalf of the Sellers, certifies (without personal liability) the information with respect to any such tenancy in the form of Schedule “7.2(a)(v)-2” (the “Lease Declaration”). Following Closing, the Sellers shall use commercially reasonable efforts to obtain any outstanding Estoppels and the Sellers shall keep the Purchaser reasonably apprised of the Sellers’ progress in obtaining the Estoppels from time to time and forthwith forward them following receipt from time to time.

(vi)	Change in Environmental Condition of Properties. No event shall have occurred following the date of this Agreement and prior to the Closing Date which would result in a violation of any Environmental Law that has a MAE.

(b)

Failure of Purchaser’s Closing Conditions. If any of the Purchaser’s Closing Conditions is not satisfied at the Closing (a “Purchaser’s Closing Condition Failure”), then the Purchaser shall have the right, in the Purchaser’s absolute discretion, to either (i) terminate this Agreement by providing written notice to the Sellers, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) complete the transactions set out herein, without prejudice to any right or remedy of the Purchaser in respect thereof. Each of the conditions in Subsection

7.2(a) of this Agreement has been inserted for the sole benefit of the Purchaser and may be waived by the Purchaser in its sole discretion.

7.3	The Sellers’ Closing Conditions.

(a)	Satisfaction of the Sellers’ Closing Conditions. In addition to the Mutual Closing Conditions, the Sellers’ obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Sellers’ Closing Conditions”):

(i)	Receipt of the Purchase Price. The Purchaser shall have paid to the Sellers or deposited with the Purchaser’s Lawyers with irrevocable written direction to disburse the same to the Sellers, the Purchase Price (as adjusted for Prorations pursuant to Article 9).

(ii)	Purchaser’s Deliveries. All of the Purchaser’s Closing Deliveries shall have been delivered to the Sellers or deposited with the Purchaser’s Lawyers in the Closing Escrow, to be delivered to the Sellers at Closing.

(iii)	Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).

(iv)	Covenants and Obligations. The covenants and obligations of the Purchaser in this Agreement shall have been performed in all material respects.

(b)	Failure of the Sellers’ Closing Conditions. If any of the Sellers’ Closing Conditions is not satisfied at the Closing (a “Sellers’ Closing Condition Failure”), then the Sellers shall have the right, in the Sellers’ absolute discretion, to either (i) terminate this Agreement by providing written notice to the Purchaser, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive the termination, or (ii) complete the transactions set out herein, without prejudice to any right or remedy of the Seller in respect thereof. Each of the conditions in Subsection 7.3(a) of this Agreement has been inserted for the sole benefit of the Sellers and may be waived by the Sellers in their sole discretion.

ARTICLE 8

CLOSING

8.1	Closing Date.

The closing of the transactions described in this Agreement (the “Closing”) shall occur on the Closing Date. The Closing shall occur at the offices of the Sellers’ Lawyers in Vancouver, British Columbia or such other place as agreed to in writing between the Sellers and the Purchaser.

8.2	Closing Escrow.

The Closing will occur through the following Closing escrow procedures (the “Closing Escrow”):

(a)	on or before the Closing Date, the Purchaser will deposit with the Purchaser’s Lawyers in trust the amount equal to the Purchase Price (as adjusted for Prorations pursuant to Article 9) less (i) the amount to be advanced by the Mortgage Lender under the Mortgage Loan, (ii) the amount to be advanced by the CNL Lender under the CNL Loan, and (iv) the amount to be advanced by Intrawest under the Intrawest Loan;

(b)	on or before the Closing Date, the Purchaser will cause the CNL Lender to deposit with the Purchaser’s Lawyers in trust the amount to be advanced under the CNL Loan, on reasonable undertakings providing for the advance of funds out of escrow on Closing;

(c)	on or before the Closing Date, Intrawest will deposit with the Purchaser’s Lawyers in trust the amount to be advanced under the Intrawest Loan, on reasonable undertakings providing for the advance of funds out of escrow on Closing;

(d)	on or before the Closing Date, the Sellers shall make the Sellers’ Closing Deliveries to the Purchaser’s Lawyers in accordance with Section 8.3(a);

(e)	on or before the Closing Date, the Purchaser shall make the Purchaser’s Closing Deliveries to the Purchaser’s Lawyers in accordance with Section 8.3(b);

(f)	on the Closing Date, the Sellers shall cause the Sellers’ Lawyers to search title to the Properties and, upon confirming to the Purchaser and the Purchaser’s Lawyers that there are no Encumbrances registered against title to the Properties other than the Permitted Encumbrances and Encumbrances to be discharged by the Sellers’ Lawyers in accordance with Section 8.2(h), shall cause the Seller’s Lawyers to:

(i)	file the Transfers of the Whistler Mountain Property for registration in the Lower Mainland Land Title Office; and

(ii)	register the Transfers of the Blue Mountain Property in the appropriate land registry office,

followed immediately by the filing and registration of the Mortgage Loan Security charging the Whistler Mountain Property and the Blue Mountain Property respectively;

(g)

immediately upon the filing and registrations set out in Section 8.2(f) and receipt by the Purchaser’s Lawyers of: (i) a satisfactory post-filing search of titles to the Whistler Mountain Property and the Blue Mountain Property showing the Transfers pending or registered subject only to Permitted Encumbrances and

Encumbrances to be discharged by the Sellers’ Lawyers in accordance with Section 8.2(f), (ii) the relevant title insurance policies, and (iii) the net proceeds of the Mortgage Loan, the Purchasers’ Lawyers will (i) pay the Purchase Price (as adjusted for Prorations pursuant to Article 9) to the Sellers’ Lawyers by wire transfer in accordance with this Agreement, and (ii) concurrently therewith release originals of all of the Sellers’ Closing Deliveries and the Purchaser’s Closing Deliveries to the Seller’s Lawyers and the Purchaser; and

(h)	the Sellers’ Lawyers will receive the Purchase Price in accordance with Section 8.2(g) on their unconditional undertaking to discharge any Encumbrance registered against title to the Properties which is not a Permitted Encumbrance within a reasonable time following Closing not to exceed 30 days in the aggregate following the Closing Date.

If required by any Party, prior to Closing the Parties will enter into an agreement (the “Closing Escrow Agreement”) between the Parties, to co-ordinate the Closing, on terms and conditions agreed to by the Parties, each acting reasonably.

8.3	Closing Deliveries.

(a)	Sellers’ Deliveries. At the Closing (or such earlier date set out herein), the Sellers shall deliver or cause to be delivered to the Purchaser (or if directed by the Purchaser, to the manager under management agreement entered into in accordance with the Head Leases), or deposited with the Purchaser’s Lawyers in the Closing Escrow to be delivered to the Purchaser at Closing, or (with the approval of the Purchaser, acting reasonably) otherwise to be delivered or made available to the Purchaser upon Closing all of the documents, each of which shall have been duly executed by the Sellers and acknowledged (if required), and other items, set forth in this Section 8.3(a) (the “Sellers’ Closing Deliveries”), as follows:

(i)	Closing Certificate. A closing certificate in the form agreed to by the parties, together with a copy of all appropriate resolutions, consents and approvals.

(ii)	Transfers. The following transfers of title to the Properties:

A.	for the Whistler Mountain Property, a registrable freehold transfer of title made by Intrawest in favour of the Purchaser in accordance with the Land Title Act (British Columbia) for each of the Units comprising the Whistler Mountain Property; and

B.	for the Blue Mountain Property, a registrable transfer deed of land, each with Planning Act (Ontario) statements completed, made by the registered title owner and the Sellers’ Lawyers in favour of the Purchaser for each of the Units comprising the Blue Mountain Property.

If the Purchaser directs the Sellers to convey registered title to any Properties to a nominee or nominees designated by the Purchaser, in addition to the registered transfers, the Sellers will deliver to the Purchaser unregistered transfers of all of the Sellers’ beneficial right, title and interest in and to such Properties. If requested by the Purchaser, the Sellers will deliver separate transfers for each of the Units comprising the Properties.

(iii)	Condominium Statements. The following condominium statements in respect of the Properties:

A.	for each of the Units comprising the Whistler Mountain Property, a Form B (Information Certificate) and a Form F (Certificate of Payment) under the Strata Property Act (British Columbia) for each of the Units comprising the Whistler Mountain Property; and

B.	for each of the Units comprising the Blue Mountain Property: (i) a disclosure statement pursuant to Section 72 of the Condominium Act, 1998 (Ontario) and the regulations thereto; (ii) a status certificate pursuant to Section 76 of the Condominium Act, 1998 (Ontario) and the regulations thereto; and (iii) a status certificate pursuant to Sections 12 and 13 the Blue Mountain Village Association Act, 1999 (Ontario),

in each case in form and substance acceptable to the Purchaser, acting reasonably, together with all accompanying materials, if any, required by Applicable Laws;

(iv)	Bill of Sale. A Bill of Sale in the form agreed to by the parties, transferring the Plans and Specifications to the Purchaser on the terms set forth therein;

(v)	Assignment and Assumption. An assignment and assumption of the Warranties in the form agreed to by the parties, assigning to the Purchaser the Warranties to be assigned to the Purchaser on Closing on the terms set forth therein;

(vi)	Title Requirements. Such agreements, opinions, reports, affidavits or other documents as may be reasonably required by the Title Company from the Sellers or the Sellers’ Lawyers to issue the Title Policies;

(vii)	Other Declarations. Any real estate transfer tax declarations or other documents required under Applicable Law in connection with the conveyance of the Properties;

(viii)

Title Affidavits. An affidavit from the Sellers in favour of the Title Company which shall be sufficient to delete the standard exceptions from the title policy from the Sellers that the Sellers have not done or caused to be done any work on the Properties that has not been paid for and as to which mechanics’ liens, construction liens or builders’ liens may be filed against the Properties following the Closing; in pursuance of the foregoing, the Sellers shall deliver an indemnity of the Sellers saving the Purchaser harmless from and against any and all Liabilities that may be suffered or incurred by the Purchaser arising from or in respect of: (i) any lien under the relevant mechanics, construction or builders lien act that is registered after Closing as a result of work, labour or services performed or materials or equipment placed on or furnished to the Properties by or at the request or with the consent of the Sellers have been supplied to any part of the Properties prior to Closing; or (ii) any failure by the Sellers to comply with the requirements of the Bulk Sales Act (Ontario);

(ix)	Original Documents. To the extent not previously delivered to the Purchaser, all originals (or copies if originals are not available) of the Head Leases, Books and Records, keys and lock combinations, which shall be located at the Properties on the Closing Date and deemed to be delivered to the Purchaser upon delivery of possession of the Properties, provided, however, that the Sellers shall have the right to (i) edit and reformat as appropriate any Books and Records which include data or other information pertaining to any other commercial properties owned, managed or franchised by the Sellers or their Affiliates, and (ii) retain copies of any Books and Records delivered to the Purchaser;

(x)	Closing Statement. The Closing Statement prepared pursuant to Section 9.1;

(xi)	Authority Documents. A corporate resolution and an incumbency certificate to evidence the capacity and authority of any corporate officer signing on behalf of the Sellers;

(xii)	Notices to Space Tenants and Head Tenants. Executed written notices from the applicable Seller to the Space Tenants and the Head Tenant under the Head Leases, advising the Space Tenants and the Head Tenant of the sale of the Properties to the Purchaser, to be delivered post-Closing;

(xiii)	Estoppel Certificates. All Estoppels, each in the appropriate form, to the extent actually received by the Sellers (and the Sellers covenant and agree to use commercially reasonable diligent efforts to obtain any outstanding Estoppels to the satisfaction of the Mortgage Lender) and the Lease Declaration;

(xiv)	Sellers’ Lawyers Undertakings. The undertaking of the Sellers’ Lawyers to discharge any lien, charge or encumbrance registered against title to the Properties which is not a Permitted Encumbrance within a reasonable time following Closing;

(xv)	Closing Escrow Agreement. The Closing Escrow Agreement, if required by any Party in accordance with Section 8.2;

(xvi)	Mortgage Loan Documents. Any documents and instruments required by the Mortgage Lender, acting reasonably, in connection with the Mortgage Loan;

(xvii)	CNL Loan Documents. Any documents and instruments required by the Purchaser, acting reasonably, in connection with the CNL Loan;

(xviii)	Intrawest Loan Documents. Any documents and instruments required by Intrawest, acting reasonably, in connection with the Intrawest Loan;

(xix)	Discharges. Discharges, in registrable form as appropriate, of any Encumbrances which are not Permitted Encumbrances, other than Encumbrances to be discharged by the Sellers’ Lawyers in accordance with Section 8.2(h);

(xx)	Assignment of Whistler Mountain Head Lease. An assignment and assumption of the Whistler Mountain Head Lease, in the form and content reasonably satisfactory to WMRLP and the Purchaser, each acting reasonably;

(xxi)	Assignment of Blue Mountain Head Lease. An assignment and assumption of the Blue Mountain Head Lease, in the form and content reasonably satisfactory to Intrawest and the Purchaser, each acting reasonably;

(xxii)	Blue Mountain Resort Accommodation Agreement. The Blue Mountain Resort Accommodation Agreement in the form agreed to by the parties;

(xxiii)	Whistler Mountain Deliveries. The Whistler Mountain Resort Accommodation Agreement, in the form agreed to by the parties; and

(xxiv)	Other Documents. Such other documents and instruments as may be reasonably requested by the Purchaser, the Mortgage Lender or the Title Company in order to consummate the transactions described in this Agreement.

(b)	Purchaser’s Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers or deposited with the Purchaser’s Lawyers in the Closing Escrow to be delivered to the Sellers all of the documents, each of which shall have been duly executed by the Purchaser and acknowledged (if required), and other items, set forth in this Section 8.3(b) (the “Purchaser’s Closing Deliveries”), as follows:

(i)	Purchase Price. The Purchase Price (as adjusted for Prorations pursuant to Article 9) to be paid by the Purchaser;

(ii)	Closing Certificate. A closing certificate in the form agreed to by the parties, together with all exhibits thereto;

(iii)	Counterpart Execution Documents. The Purchaser’s Closing Documents, including counterparts of each of the documents and instruments to be delivered by the Sellers under Section 8.3(a) which require execution by the Purchaser;

(iv)	Authority Documents. A corporate resolution and an incumbency certificate to evidence the capacity and authority of any corporate officer signing on behalf of the Purchaser;

(v)	Purchaser’s Lawyer’s Undertaking. The undertaking of the Purchaser’s Lawyers to receive and hold the Sellers’ Closing Deliveries in accordance with the Closing Escrow set out in Section 8.2 and not deal with any of the Seller’s Closing Deliveries in any way whatsoever until Closing;

(vi)	Closing Escrow Agreement. The Closing Escrow Agreement, if required by any Party in accordance with Section 8.2;

(vii)	Mortgage Loan Documents. Any documents and instruments required by the Mortgage Lender, acting reasonably, in connection with the Mortgage Loan;

(viii)	CNL Loan Documents. Any documents and instruments required by the Purchaser, acting reasonably, in connection with the CNL Loan;

(ix)	Intrawest Loan Documents. Any documents and instruments required by Intrawest, acting reasonably, in connection with the Intrawest Loan;

(x)	GST Declaration. A statutory declaration of an officer of the Purchaser (without personal liability) pursuant to Section 3.3 hereof; and

(xi)	Other Documents. Such other documents and instruments as may be reasonably requested by the Sellers or the Title Company in order to consummate the transactions described in this Agreement.

8.4	Possession.

The Sellers shall deliver possession of the Properties to the Purchaser, subject only to the Permitted Encumbrances, upon completion of the Closing.

ARTICLE 9

PRORATIONS AND EXPENSES

9.1	Closing Statement.

No later than the day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Properties as may be necessary to make the adjustments and Prorations to the Purchase Price as set forth in Sections 9.2 and 9.3 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and Prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reported after the Closing as expressly set forth in Section 9.2.

9.2	Prorations.

The items of revenue and expense set forth in this Section 9.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the day preceding the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 9.2, so that the Closing Date is a day of income and expense for the Purchaser.

(a)	Realty Taxes and Assessments. All Realty Taxes shall be prorated as of the Cut-Off Time between the Sellers and the Purchaser. If the amount of any such Realty Taxes is not ascertainable on the Closing Date, the Proration for such Realty Taxes shall be based on the most recent available bill, provided, however, that after the Closing, the Sellers and the Purchaser shall re-prorate the Realty Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period.

(b)	Charges and Revenues. All charges and revenues with respect to the Properties attributable to days preceding the Closing Date shall be attributed to the Sellers and all charges and revenues with respect to the Properties attributable to the Closing Date and days following the Closing Date shall accrue to the benefit of the Purchaser after the Closing.

(c)

Utilities. All utility services shall be prorated as of the Cut-Off Time between the Sellers and the Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between the Sellers and the Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall re-prorate the amount for such utilities and pay any deficiency in the original Proration to the other Party promptly upon receipt of the actual bill for the relevant billing period. The Sellers shall receive a credit for all fuel stored at the Properties based on the Sellers’ cost for such fuel. The Sellers shall receive a credit for all deposits transferred to the Purchaser or which remain on deposit for the benefit of the Purchaser with respect to such utility contracts.

(d)	Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a property similar to the Properties, including regular condominium fees, shall be adjusted and prorated between the Sellers and the Purchaser accordingly.

(e)	Re-Prorations. Notwithstanding anything to the contrary herein, if during the ninety (90) day period following the Closing Date, any Party in its reasonable discretion believes the any of the Prorations as reflected on the Closing Statement are not based on actual figures, such Party shall have the right to request that such Prorations be re-prorated, and upon such request the Parties agree in good faith to endeavour to accomplish such re-proration as soon as practicable following such request. Any re-prorations shall be made in the same manner contemplated in this Section 9.2.

9.3	Realty Taxes.

All Realty Taxes due or to become due prior to the Closing Date will be paid by the Sellers. The Sellers shall also be responsible for any “rollback” Realty Taxes or retroactively assessed Realty Taxes which arise out of or relate to any use of the Properties for periods of time prior to the Closing Date, or any improper or inadequate assessment of the Properties for the period prior to the Closing. The Sellers shall be entitled to any refunds of any Realty Taxes arising out of or relating to any use of the Properties for periods of time prior to the Closing Date. This Section 9.3 shall survive the Closing.

9.4	[Intentionally Deleted.]

9.5	Payments for Supplies and Services.

The Sellers shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Properties through and including the day preceding the Closing Date and the Purchaser shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Properties from and including the Closing Date.

9.6	Employees.

The Parties acknowledge and agree that the Purchaser is not assuming responsibility for any employees of the Sellers. If applicable, the Sellers will comply with the notice requirements under any Applicable Laws with respect to any employees terminated by the Sellers in connection with this transaction. It is expressly understood and agreed that the Purchaser is not and shall not be responsible or liable, directly or indirectly, for payment of any benefits, severance liability, compensation, pay or other obligations, of whatever nature, due or alleged to be due to any employee of the Sellers which are attributable to any time period, whether up to, upon or after the Closing. The foregoing Sellers” obligations include, but are not limited to, all union dues, pension contributions, employee withholding tax, employment insurance, Canada

Pension Plan, health tax remittances, workplace safety and insurance premiums, pay equity payments, vacation pay, holiday pay, all sick pay and/or claims or entitlements for wages, salary or benefits whether arising pursuant to statute, common law, contract, collective agreement or otherwise. At no time hereunder shall any of the employees at the Properties be deemed the employees of the Purchaser or deemed to be transferred to or assumed by the Purchaser.

9.7	Reconciliation and Final Payment.

The Sellers and the Purchaser shall make and perform any and all of the adjustments and apportionments which are appropriate for a transaction of this nature, taking into account the applicable provisions of this Agreement. A detailed closing statement shall be prepared at the Closing setting forth the manner of computation of the aforesaid Proration adjustments. The apportionments described herein at the Closing shall be based on the actual figures to the extent available. If any of the Prorations cannot be calculated based on actual figures, proration adjustments hereunder shall be calculated based on a fair and reasonable estimated accounting performed and agreed to by the Sellers and the Purchaser. The Sellers and the Purchaser shall cooperate in good faith and act reasonably after the Closing to make a final determination of the Prorations required hereunder. Upon the final reconciliation of the Prorations hereunder, which the parties shall endeavour to accomplish as soon as practicable after the Closing Date, and in any event within ninety (90) days of the Closing Date, based upon an agreed upon accounting performed by the Sellers and the Purchaser, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the final reconciliation of the item in question. In the event the parties have not agreed with respect to the Prorations required to be made pursuant to this Section within such ninety (90) day period, upon application by either party, a chartered accountant reasonably acceptable to the Sellers and the Purchaser shall determine any such proration adjustments which have not theretofore been agreed to between the Sellers and the Purchaser. The charges of such accountant shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by the Purchaser.

9.8	Purchaser’s Transaction Costs.

In addition to the other costs and expenses to be paid by the Purchaser as set forth elsewhere in this Agreement, the Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by the Purchaser for the Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses of the Purchaser’s own attorneys, accountants and consultants, and (iii) the costs and expenses incurred in connection with the audits described in Section 6.7, the fees and expenses of the Sellers’ Lawyers, accountants and consultants in connection with this Agreement and the transactions set out herein, (iv) all of the fees and expenses for the Surveys; (v) all fees and expenses for the preparation and issuance of the Title Policies by the Title Company; (vi) all transfer, sales or similar tax and recording charges payable in connection with the conveyance of the Properties; (vii) any mortgage tax, title insurance fees and expenses for any 1oan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by the Purchaser and; (viii) all of the fees and expenses for any escrow agent engaged by the Parties in connection with this Agreement (other than the Purchaser’s Lawyers or the Sellers’ Lawyers, if they act in that capacity).

ARTICLE 10

DEFAULT AND REMEDIES

10.1	Sellers’ Default.

If, at or any time prior to Closing, any of the Sellers fails to perform in any material respect its covenants or obligations under this Agreement (a “Sellers’ Default”), and no Purchaser’s Default has occurred which remains uncured, then the Purchaser may elect, as its sole and exclusive remedy, to (A) terminate this Agreement by providing written notice thereof to the Sellers, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, (B) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case the Purchaser shall be deemed to have waived such post-Closing Sellers’ Default, or (C) obtain a court order for specific performance; provided, however, if specific performance is not available other than as a result of a Purchaser’s Default or a Sellers’ Closing Condition Failure, the Purchaser may elect to commence an action for damages.

10.2	Purchaser’s Default.

If at any time prior to Closing, the Purchaser fails to perform in any material respect any of its covenants or obligations under this Agreement which breach or default is not caused by a Sellers’ Default (a “Purchaser’s Default”), and no material Sellers’ Default has occurred which remains uncured, then the Sellers may elect, as their sole and exclusive remedy, to (A) terminate this Agreement by providing written notice to the Purchaser, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, in which case the Sellers shall be deemed to have waived such pre-Closing Purchaser’s Default.

10.3	No Recourse.

The Parties acknowledge and agree that if this Agreement is terminated pursuant to Section 10.2, the Sellers will not be entitled to any damages that the Sellers would sustain pursuant to this Agreement as a result of such termination provided, however, that the Sellers shall retain all rights and remedies under this Agreement with respect to those obligations of the Purchaser which expressly survive such termination.

10.4	No Punitive or Consequential Damages.

Notwithstanding anything herein to the contrary, no Party shall be liable to any other Party under this Article 10 or Article 12 for punitive or lost profits or other consequential damages.

ARTICLE 11

RISK OF LOSS

11.1	Casualty.

If, at any time after the date of this Agreement and prior to Closing or earlier termination of this Agreement, the Properties or any material portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), the Sellers shall give written notice of each Casualty to the Purchaser promptly after the occurrence of such Casualty, and:

(a)	Material Casualty. If (i) the aggregate gross floor area damaged or destroyed by the Casualty equals or exceeds fifty percent (35%) of the aggregate gross floor area of the Properties at the Resort which is damaged by such Casualty, or (ii) the cost of the repair or restoration of any Properties at the Resort damaged by such Casualty equals or exceeds fifty percent (35%) of the Purchase Price allocated to the Properties at that Resort as set out in Schedule 3.2(c), or (iii) the damage would allow a Space Tenant or Space Tenants under a Space Lease or Space Leases occupying in aggregate fifty percent (35%) or more of the aggregate floor area of the Properties at the Resort which is damaged by such Casualty to terminate its or their Space Lease or Space Leases (a “Material Casualty”) and the Casualty was not caused by the Purchaser or the Purchaser’s inspectors, or their respective employees or agents, then the Purchaser shall have the right to elect, by providing written notice to the Sellers within ten (10) days after the Purchaser’s receipt of the Sellers’ written notice of such Casualty, to (a), terminate this Agreement with respect to all Properties at that Resort, in which case the Purchase Price shall be reduced by the portion allocated hereunder to such excluded Properties, or (B) proceed to Closing, without terminating this Agreement with respect to such damaged Properties, in which case the Sellers shall (i) provide the Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: ( A) the applicable insurance deductible plus any uninsured amount of the repair or restoration cost, and (B) the reasonable estimated costs for the repair or restoration of the Properties required by such Casualty, and (ii) transfer and assign to the Purchaser all of the Sellers’ right, title and interest in and to all proceeds from all casualty, business interruption, and lost profits insurance policies maintained by the Sellers with respect to the Properties, except those proceeds allocable to business interruption and lost profits and costs incurred by the Sellers for the period prior to the Closing. If the Purchaser fails to provide written notice of its election to the Sellers within such time period, then the Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence. If the Closing is scheduled to occur within the Purchaser’s ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period. Notwithstanding the foregoing, if the aggregate cost of repair and restoration of all Properties damaged prior to Closing equals or exceeds ten percent (10%) of the Purchase Price for all of the Properties, the Purchaser may terminate this Agreement and the Parties shall have no further rights or obligations under this Agreement except those which expressly survive termination of this Agreement.

(b)

Non-Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by the Purchaser or the Purchaser’s Inspectors, or their respective employees or agents, then the Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case the Sellers shall (A) provide the Purchaser with a credit against the Purchase Price (except if such Casualty is caused by the Purchaser or the Purchaser’s Inspectors) in an amount equal to the lesser of: (1) the applicable insurance deductible plus any uninsured amount of the repair or restoration costs, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) transfer and assign to the Purchaser all of the Sellers’ right, title and interest in and to all proceeds from all casualty, business interruption and lost profits insurance policies maintained by the Sellers with respect to the applicable Properties, except those proceeds allocable to any business interruption, lost profits or costs incurred by the Sellers for the period prior to the Closing.

11.2	Condemnation.

If, at any time after the date of this Agreement and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other expropriation with respect to all or any portion of the Properties (a “Condemnation”), the Sellers shall give written notice of such Condemnation to the Purchaser promptly after the Sellers receive notice of such Condemnation, and:

(a)

Material Condemnation. If (i) the aggregate gross floor area subject to such Condemnation equals or exceeds fifty percent (35%) of the aggregate gross floor area of the Properties at the Resort which is affected by such Condemnation, or (ii) the value of the Properties at the Resort affected by such Condemnation equals or exceeds fifty percent (35%) of the Purchase Price allocated to the Properties at that Resort as set out in Schedule 3.2(c), or (iii) the Condemnation would allow a Space Tenant or Space Tenants under a Space Lease or Space Leases occupying in aggregate fifty percent (35%) or more of the aggregate floor area of the Properties at the Resort which is damaged by such Condemnation to terminate its or their Space Lease or Space Leases (a “Material Condemnation”), then the Purchaser shall have the right to elect, by providing written notice to the Sellers within ten (10) days after the Purchaser’s receipt of the Sellers’ written notice of such Condemnation, to (A) terminate this Agreement with respect to all Properties at such Resort, in which case the Purchase Price shall be reduced by the portion allocated hereunder to such excluded Properties, or (B) proceed to Closing, without terminating this Agreement with respect to such condemned Properties, in which case the Sellers shall assign to the Purchaser all of the Sellers’ right, title and interest in all proceeds and awards from such Condemnation. If the Purchaser fails to provide written notice of its election to the Sellers within such time period, then the Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence. If the Closing is scheduled to occur within the Purchaser’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period. Notwithstanding the foregoing, if the aggregate loss from all Condemnations prior to Closing equals or exceeds 10% of the Purchase Price for all of the Properties, the Purchaser may terminate this Agreement and the Parties shall have no further rights or obligations under this Agreement except those which expressly survive termination of this Agreement.

(b)	Non-Material Condemnation. In the event of any Condemnation other than a Material Condemnation, the Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case the Sellers shall assign to the Purchaser all of the Sellers’ right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE 12

SURVIVAL, INDEMNIFICATION AND RELEASE

12.1	Survival.

Except as expressly set forth in this Section 12.1, all representations, warranties, covenants, liabilities and obligations shall be deemed (i) if the Closing occurs, to merge in the Transfers and not survive the Closing, or (ii) if this Agreement is terminated, not to survive such termination.

(a)	Survival of Representations and Warranties. If this Agreement is terminated, the representations and warranties in Section 5.l(v) and 5.2(d) shall survive such termination until the expiration of the applicable statute of limitations. If the Closing occurs, (i) the representations and warranties of the Sellers in Sections 5.1 (a), 5.1(b), 5.1(v), 5.1(w) and 5.1(x), and the representations and warranties of the Purchaser in Section 5.2 shall survive the Closing until the expiration of the applicable statute of limitations, (ii) the representations and warranties of the Sellers in Section 5.1(k) shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the tenth anniversary of the Closing Date, and (iii) all other representations and warranties of the Sellers in Section 5.1 shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the first anniversary of the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 12.1(a) is referred to herein as the “Survival Period”).

(b)	Survival of Covenants and Obligations. The covenants and obligations to be performed by the Parties under this Agreement, including, without limitation, obligations of defence and indemnification hereunder, which expressly survive the termination of this Agreement or Closing, as the case may be, shall survive such termination or Closing until the expiration of the applicable statute of limitations.

12.2	Indemnification by the Sellers.

Subject to the limitations set forth in this Article 12 and any other express provision of this Agreement, the Sellers shall indemnify and hold harmless the Purchaser’s Indemnities from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from (i) the breach of any express representations or warranties of the Sellers in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by the Sellers of any of their covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Retained Liabilities.

12.3	Indemnification by Purchaser.

Subject to the limitations set forth in this Article 12, the Purchaser shall indemnify and hold harmless the Sellers’ Indemnitees from and against any Indemnification Loss incurred by any Sellers’ Indemnitees the extent resulting from (i) any breach of any representations or warranties of the Purchaser in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) any breach by the Purchaser of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Assumed Liabilities.

12.4	Limitations on Indemnification Obligations.

(a)	Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defence or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 12.5(a) prior to the expiration of the applicable Survival Period.

(b)	Failure to Provide Timely Notice of Indemnification Claim. Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defence or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 12.5(a)(i) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

(c)	Effect of Taxes, Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Article 12 shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third-party reimbursement. The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third-party reimbursement with respect to such Indemnification Claim, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.

(d)	Indemnification Floor. Anything herein to the contrary notwithstanding, no Party shall make any claim for indemnification against any other Party or for any breach of representations, warranties or covenants contained in this Agreement until the dollar amount of all Liabilities or damages suffered or incurred by the Party seeking such indemnity hereunder shall exceed $20,000 as to any single claim or $150,000 in the aggregate of more than one claim.

12.5	Indemnification Procedure.

(a)	Notice of Indemnification Claim. If any of the Sellers’ Indemnitees or the Purchaser’s Indemnities (as the case may be) (each, an “Indemnitee”) is entitled to defence or indemnification under Section 4.4, 6.2(a), 12.2 or 12.3 or any other express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defence indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

(b)	Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

(c)	Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defence of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the lawyers for the Indemnitor who shall conduct the defence of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by the Indemnitor’s insurance company, in which case the Indemnitee shall have no such approval rights), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defence of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim without the Indemnitor’s prior written consent. If the Indemnitor elects not to assume the defence of such Third-Party Claim, the Indemnitee shall have the right to retain the defence of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

(d)	Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

12.6	Exclusive Remedy for Indemnification Loss.

Except for claims based on fraud, the indemnification provisions in this Article 12 shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1	Notices.

(a)	Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:

If to the Sellers:

Intrawest Corporation

Suite 800 – 200 Burrard Street

Vancouver, British Columbia, Canada V6C 3L6

Attention: Corporate Secretary

Facsimile No: 604-684-6116

With copies to:

McCarthy Tétrault LLP

P.O. Box 10424, Pacific Centre

Suite 1300 – 777 Dunsmuir Street

Vancouver, British Columbia, Canada V7Y 1K2

Attention: Mr. John Doolan

Facsimile No: 604-643-7900

If to the Purchaser:

US Canadian Property Trust Alpha

c/o R&H US Canadian Property Limited

Ordnance House

Post Office Box 83

31 Pier Road

St. Helier, Jersey, Channel Islands JE4 8PW

Attention: David Goar / Franciss Raffay

Facsimile No.: 44-1534-825250

With a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida, U.S.A. 32802

Attention: Michael Ryan, Esq.

Facsimile No.: (407) 843-4444

And with a copy to:

Goodmans LLP

250 Yonge Street, Suite 2400

Toronto, Ontario, Canada M5B 2M6

Attention: Ken Herlin

Facsimile No. (416) 979-1234

(b)

Receipt of Notices. All Notices sent by a Party (or its lawyers pursuant to Section 13.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 13.1(c).

(c)	Change of Address. The Parties and their respective lawyers shall have the right to change their respective address and/or facsimile number for the purposes of this Section 13.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 13.1.

(d)	Delivery by Party’s Lawyers. The Parties agree that the lawyer for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

13.2	No Recordation.

The Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records. The Purchaser hereby grants a power of attorney to the Sellers (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of the Purchaser a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement.

13.3	Time is of the Essence / Business Days.

Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

13.4	Assignment / Transfer to Nominee.

The Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of the Sellers, which consent may be withheld in the Sellers’ sole discretion. Notwithstanding the foregoing or anything else contained in this Agreement, the Purchaser shall be entitled to direct the Sellers to convey registered title to any Properties to a nominee or nominees designated by the Purchaser.

13.5	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

13.6	Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defence or indemnification in this Agreement.

13.7	Rules of Construction.

The following rules shall apply to the construction and interpretation of this Agreement:

(a)	All references to statutes and regulations are deemed to be references to such statutes and regulations as the same may be amended, superseded or in effect at any time and from time to time.

(b)	Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

(c)	All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(d)	The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(e)	Each Party and its lawyers have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

(f)	The terms “sole discretion” and “absolute discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

13.8	Severability.

If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

13.9	Jurisdiction and Venue.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Province of British Columbia insofar as it relates to the Whistler Mountain Property and in accordance with the laws of the Province of Ontario insofar as it relates to the Blue Mountain Property. The parties hereto agree to submit to the jurisdiction of British Columbia or Ontario, as the case may be, in connection with any claims or controversy arising out of this Agreement and that venue for such actions shall be in Vancouver, British Columbia or Toronto, Ontario, as the case may be, and each of the Sellers (for itself and all Sellers’ Indemnitees) and Purchaser (for itself and all Purchaser’s Indemnitees) hereby submit to jurisdiction and consent to venue in such courts, and waive any defence based on forum non conveniens, provided that any Party may seek injunctive relief or specific performance with respect to any of the Properties in the courts of the Province in which the Properties are situated and may incorporate a claim against the appropriate Seller with respect to any claim for injunctive relief or specific performance.

13.10	Waiver of Trial by Jury.

Each Party hereby waives any right to a trial by jury in any litigation or other court proceeding with respect to any matter arising from or in connection with this Agreement.

13.11	Prevailing Party.

If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

13.12	Incorporation of Recitals, Exhibits and Schedules.

The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 13.13 and Section 13.15) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

13.13	Updates of Schedules.

Notwithstanding anything to the contrary in this Agreement, the Sellers shall have the right to amend and supplement any schedule to this Agreement (other than Schedule 1.1A) without the Purchaser’s consent from time to time to the extent that (i) such schedule needs to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) the Sellers did not have Sellers’ Knowledge as of the time the original schedule was delivered to the Purchaser of the matter being disclosed in such amendment or supplement, by providing a written copy of such amendment or supplement to the

Purchaser. If the Sellers make any amendment or supplement to the schedules after the date of this Agreement (a “Post-Execution Disclosure”), then (A) such Post-Execution Disclosure shall constitute a Purchaser’s Closing Condition Failure pursuant to Section 7.2(b) if, and only if, the corresponding representation or warranty or other information would be untrue or incorrect in any material respect in the absence of such Post-Execution Disclosure individually or when taken in the aggregate with any other Post-Execution Disclosures, which is amended or supplement by such Post-Execution Disclosure and would result in a MAE and (B) if the Purchaser proceeds to Closing notwithstanding such Post-Execution Disclosure, the corresponding representation, warranty or other information shall be deemed qualified by such Post-Execution Disclosure for the purposes of limiting the defence and indemnification obligations of the Sellers under this Agreement.

13.14	Entire Agreement.

This Agreement and the agreements to be executed and delivered in connection herewith set forth the entire understanding and agreement of the Parties hereto and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the date of this Agreement with respect to the transactions described in this Agreement and there are no other representations, warranties, collateral warranties, agreements, collateral agreements, statements or assurances of any kind or nature whatsoever upon which any Party is entitled to rely, except as set out in any written agreement signed by the Parties.

13.15	Amendments, Waivers and Termination of Agreement.

Except as set forth in Section 13.14, no amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

13.16	Not an Offer.

The execution and delivery of this Agreement by any of the Sellers shall not constitute an offer to sell the Properties, and no Party shall have any obligation whatsoever under this Agreement, unless and until all Parties have executed and delivered this Agreement to all other Parties.

13.17	Execution of Agreement.

A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

13.18	Several Liability of Each Seller.

The parties agree that:

(a)	insofar as any covenants, agreements, representations or warranties under this Agreement relate to the “Sellers”, each Seller is only making such covenants, agreements, representations and warranties in respect of itself and not in respect of any other Seller; and

(b)	insofar as any covenants, agreements, representations or warranties under this Agreement relate to any “Properties”, each Seller is only making such covenants, agreements, representations and warranties in respect of the Properties owned by that Seller and situated at the applicable Resort as set out in Schedule 1.1A and each Seller is only making such covenants, agreements, representations and warranties in respect of its own Properties and not in respect of any assets of any other Seller; and

(c)	no Seller shall incur any Liability in respect of any other Seller.

13.19	Granting of Future Resort Encumbrances

The Purchaser agrees that so long as the Purchaser owns or Controls the owner of the Properties, or the relevant part thereof, the Purchaser will grant or cause to be granted and registered against title to the Properties any easement reasonably required by the Sellers in connection with operation of the Resorts, the provision of access or utilities at the Resorts or the operation, maintenance, repair or replacement of any public, community or Resort facilities, provided that (i) such easement does not have any materially adverse impact on any of the Properties, (ii) such easement is approved by the Purchaser, acting reasonably, (iii) such easement is approved by the Mortgage Lender, and (iv) the Sellers will pay all costs in connection with the preparation and registration of such easement or other encumbrance. The Sellers agree that so long as the Sellers own or Control the owner of the relevant property adjacent to the Properties, or the relevant part thereof, the Sellers will grant or cause to be granted and registered against title to the such adjacent property any easement reasonably required by the Purchaser in connection with operation of the Properties or the provision of access or utilities at the Properties, provided that (i) such easement does not have any materially adverse impact on such adjacent property, (ii) such easement is approved by the relevant Seller, acting reasonably, (iii) such easement is approved by the relevant Seller’s mortgage lender, and (iv) the Purchaser will pay all costs in connection with the preparation and registration of such easement or other encumbrance.

13.20	Intrawest Covenants.

Intrawest hereby covenants and agrees in favour of the Purchaser to cause WMRLP to fulfill all of its obligations under this Agreement in accordance with the terms and conditions hereof, including, without limitation, the obligation of WMRLP to execute and deliver any document or instrument to be executed and delivered by WMRLP under this Agreement, to convey to the Purchaser on Closing in accordance with the terms and conditions of this Agreement the Properties to be conveyed by WMRLP to the Purchaser, and to pay any and all amounts to be paid by WMRLP under this Agreement. Without limiting the generality of the foregoing, Intrawest hereby further covenants and agrees with the Purchaser that if WMRLP fails at any time to pay to the Purchaser any amount payable by WMRLP to the Purchaser under this Agreement, Intrawest will, upon receipt of written notice thereof from the Purchaser, forthwith pay or cause to be paid such amount. The rights and obligations of the Parties under this Section 13.20 shall survive the Closing.

13.21 Planning	Act (Ontario).

This Agreement is subject to the provisions of the planning act and subdivision control statutes of the Province in which the Properties is located, and this Agreement shall be effective to create an interest in lands only if such provisions are complied with prior to the Closing Date, by the Sellers at their sole expense. The Sellers undertakes to immediately obtain any necessary consent to the conveyance of the Properties under the relevant statutes at their sole expense and shall fulfill any conditions imposed in connection with such consent at their sole expense.

13.22 Recourse	Limited to Trust Assets.

The Sellers acknowledge and confirm that notwithstanding anything to the contrary herein, the liability of R&H US Canadian Property Limited will be limited to the property and assets of US Canadian Property Trust Alpha from time to time.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer as of the date first set forth above.

SELLERS:

WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, by its General Partner, INTRAWEST CORPORATION

By:	/s/ Andrew Voysey
Name:	ANDREW VOYSEY
Title:	EXECUTIVE VICE PRESIDENT

By:
Name:
Title:

INTRAWEST CORPORATION

By:	/s/ Andrew Voysey
Name:	ANDREW VOYSEY
Title:	EXECUTIVE VICE PRESIDENT

By:
Name:
Title:

PURCHASER:

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA

By:	/s/ Angus Spencer - Nairn
Name:	ANGUS SPENCER - NAIRN
Title:	DIRECTOR

By:	/s/ Jennifer Mary Geddes
Name:	JENNIFER MARY GEDDES
Title:	FOR WOODBOURNE SECRETARIES (JERSEY) LIMITED SECRETARY

SCHEDULE 1.1A

THE RESORTS. THE SELLERS, THE PROPERTIES AND CERTAIN PERMITTED

ENCUMBRANCES

PART I. THE RESORTS

The “Resorts” are Whistler Mountain Resort, at which the Whistler Mountain Property is situated, and Blue Mountain Resort, at which the Blue Mountain Property is situated.

PART II. WHISTLER MOUNTAIN RESORT

The “Seller” in respect of the “Whistler Mountain Property” is Whistler Mountain Resort Limited Partnership. The Whistler Mountain Property is comprised of the Franz’s Trail Strata Lots, the Legends Strata Lot and the First Tracks Lodge Strata Lot, each as defined below:

1.	Franz’s Trail Strata Lots

The “Franz’s Trail Strata Lots” are the lands and premises situated in Whistler, British Columbia and legally described as follows:

Parcel Identifier: 025-050-524 - Strata Lot 3

Parcel Identifier: 025-050-532 - Strata Lot 4

Parcel Identifier: 025-050-541 - Strata Lot 5

Parcel Identifier: 025-904-752 - Strata Lot 6

Parcel Identifier: 025-904-761 - Strata Lot 7

Parcel Identifier: 025-991-701 - Strata Lot 9

Parcel Identifier: 025-991-710 - Strata Lot 10

Parcel Identifier: 025-991-728 - Strata Lot 11

Parcel Identifier: 025-991-736 - Strata Lot 12

Parcel Identifier: 025-991-744 - Strata Lot 13

Parcel Identifier: 025-991-752 - Strata Lot 14

Parcel Identifier: 025-991-761 - Strata Lot 15

Parcel Identifier: 025-991-779 - Strata Lot 16

Parcel Identifier: 025-991-787 - Strata Lot 17

Parcel Identifier: 025-991-795 - Strata Lot 18

Parcel Identifier: 025-991-809 - Strata Lot 19

Parcel Identifier: 025-991-817 - Strata Lot 20

Parcel Identifier: 025-991-825 - Strata Lot 21

Parcel Identifier: 025-991-833 - Strata Lot 22

Parcel Identifier: 025-991-841 - Strata Lot 23

Parcel Identifier: 025-991-850 - Strata Lot 24

Parcel Identifier: 025-991-868 - Strata Lot 25

Parcel Identifier: 025-991-876 - Strata Lot 26

Parcel Identifier: 025-991-884 - Strata Lot 27

all of:

District Lots 4749 and 5316

Group 1, New Westminster District

Strata Plan LMS4421

The Franz’s Trail Strata Lots are subject to the following Permitted Encumbrances:

(a)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BN275032.

(b)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101242.

(c)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101271.

(d)	This Title may be affected by a Permit under Part 26 of the Local Government Act, See BP270355.

(e)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF GB113654.

(f)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF BH212691 – Expires: N/A.

(g)	This Title may be affected by a Permit under Part 29 of the Municipal Act (See DF GC46758).

(h)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See D.F. BF205082 (Expires: N/A).

(i)	Hereto is Annexed Easement BR113498 over Strata Lot 1 Strata Plan LMS4421 (as to Strata Lots 3 to 7).

(j)	Hereto is Annexed Easement BR113500 over the Common Property Strata Plan LMS4421 (as to Strata Lots 9 to 27).

(k)	Hereto is Annexed Easement BR113502 over Parcel 1 Except Phase One Strata Plan LMS4421, Plan LMP48648 (as to Strata Lots 3 to 7).

(1)	Hereto is Annexed Easement BR113504 over Strata Lot 1 Strata Plan LMS4421 (as to Strata Lots 9 to 27).

(m)	Hereto is Annexed Easement BR134094 over Strata Lot 1 Strata Plan LMS4421 (as to Strata Lots 3 to 7).

(n)	Hereto is Annexed Easement BW212359 over (Plan BCP11189) Parcel 1 Except Firstly: Phase One Strata Plan LMS4421, Secondly: Phase Two Strata Plan LMS4421, District Lots 4749 and 5316 Plan LMP48648.

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(o)	Hereto is Annexed Easement BW212365 over Parcel 1 Except Firstly: Phase One Strata Plan LMS4421, Secondly: Phase Two Strata Plan LMS4421 Plan LMP48648.

(p)	Hereto is Annexed Easement BW212367 over Parcel 1 Except Firstly: Phase One Strata Plan LMS4421, Secondly: Phase Two Strata Plan LMS4421 Plan LMP48648.

(q)	Hereto is Annexed Easement BW212370 over Parcel 1 Except Firstly: Phase One Strata Plan LMS4421, Secondly: Phase Two Strata Plan LMS4421, Plan LMP48648.

(r)	Hereto is Annexed Easement BW479374 over the Common Property of Strata Plan LMS4421 (as to Strata Lots 3 to 5 and 9 to 27);

(s)	Hereto is Annexed Restrictive Covenant BW479372 over Strata Lots 1 and 3 to 18 inclusive and 20 to 27 inclusive Strata Plan LMS4421 and Parcel 1 Except Firstly: Phase One Strata Plan LMS4421, Secondly: Phase Two Strata Plan LMS4421, Plan LMP48648 (as to Strata Lot 19);

(t)	Hereto is Annexed Easement ● over the Common Property of Strata Plan LMS4421 for parking access purposes (as to Strata Lots 3 to 5 and 9 to 27);

(u)	This Land may be subject to Sections 14 to 22 of the Resort Municipality of Whistler Act and the Bylaws of The Whistler Resort Association filed under the Societies Act, See DF G87899.

(v)	This Land may be subject to Sections 14 and 22 of the Resort Municipality of Whistler Act and the Bylaws of The Whistler Resort Association filed under the Societies Act, See DF J76987 and DF J78727.

(w)	Covenant BP224514 in favour of The Crown in Right of British Columbia (the “Province”) and Resort Municipality of Whistler (the “Municipality”).

(x)	Statutory Right of Way BP224528 in favour of the Province and the Municipality.

(y)	Covenant BP224530 in favour of the Municipality.

(z)	Easement BP224531.

(aa)	Covenant BP224537 in favour of the Municipality.

(bb)	Covenant BP224543 in favour of the Municipality.

(cc)	Covenant BP224545 in favour of the Municipality.

(dd)	Covenant BR50505 in favour of Intrawest Corporation.

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(ee)	Covenant BR50507 in favour of Intrawest Corporation.

(ff)	Easement BR113502 (as to Strata Lots 9 to 27).

(gg)	Easement BR113503 (as to Strata Lots 9 to 27).

(hh)	Statutory Right of Way BV263358 in favour of British Columbia Hydro and Power Authority (as to Strata Lots 9 to 27).

(ii)	Statutory Right of Way BV263359 in favour of Telus Communications Inc. (as to Strata Lots 9 to 27).

(jj)	Covenant BW212327, as modified by BW488314, in favour of the Municipality.

(kk)	Restrictive Covenant BW479372 in favour of the owner of Strata Lot 19 (as to Strata Lots 3 to 7, 9 to 18 and 20 to 27).

(ll)	Restrictive Covenant ● relating to use and appearance in favour of the owner of Lot 5, District Lot 5316.

(mm)	unregistered leases of a portion of the Franz’s Trail Strata Lots in favour of various commercial tenants (in accordance with Schedule 5.1(i)).

(nn)	an unregistered Head Lease Agreement dated as of December 3, 2004 made between Whistler Mountain Resort Limited Partnership, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Short Form of Lease was registered on December ●, 2004 as Instrument No. ●.

and the following two documents have been submitted for registration but the Lower Mainland Land Title Office has issued a defect notice in respect of them and, accordingly, the status of registration of these documents both now and in the future is currently unknown:

(oo)	benefit of Easement BW495934 over Limited Common Property of Strata Lot 8 (as to Strata Lot 19).

(pp)	Lease BW495933 in favour of Her Majesty the Queen in right of the Province of British Columbia, as represented by the General Manager of the Liquor Distribution Branch (as to Strata Lot 19).

The Sellers are also granting the Purchaser a licence to use up to 40 parking stalls in the parkade constructed in the development in which the Franz’s Trail Strata Lots are situated.

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2.	Legends Strata Lot

The “Legends Strata Lot” is the lands and premises situated in Whistler, British Columbia and legally described as follows:

Parcel Identifier 024-967-343

Strata Lot 3

District Lot 5316

Group 1, New Westminster District

Strata Plan LMS4369

and includes the exclusive use of two parking stalls in the two-level underground secured parking facility for the development in which the Legends Strata Lot is situated, which parking stalls have been designated as limited common property for the exclusive use of the Legends Strata Lot.

The Legends Strata Lot is subject to the following Permitted Encumbrances:

(a)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BN275032.

(b)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101242.

(c)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101271.

(d)	This Title may be affected by a Permit under Part 26 of the Local Government Act, See BP270355.

(e)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF GB113654.

(f)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF BH212691 – Expires: N/A.

(g)	Hereto is Annexed Easement BR57326 over Part (Plan LMP49146) Lot 4 Plan LMP47410 Except Phase 1 Strata Plan LMS4369 Merged by Phase 2 Strata Plan LMS4369.

(h)	Hereto is Annexed Easement BR57327 over Part (Plan LMP49147) Lot 4 Plan LMP47410 Except Phase 1 Strata Plan LMS4369 Merged by Phase 2 Strata Plan LMS4369.

(i)	Hereto is Annexed Easement BR61683 over Lot 4 Plan LMP47410 Except Phase 1 Strata Plan LMS4369 Merged by Phase 2 Strata Plan LMS4369.

(j)	Hereto is Annexed Easement BR61685 over Lot 4 Plan LMP47410 Except Phase 1 Strata Plan LMS4369 Merged by Phase 2 Strata Plan LMS4369.

(k)	Hereto is Annexed Easement BR61688 over Lot 4 Plan LMP47410 Except Phase 1 Strata Plan LMS4369 Merged by Phase 2 Strata Plan LMS4369.

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(l)	This Land may be subject to Sections 14 to 22 of the Resort Municipality of Whistler Act and the Bylaws of The Whistler Resort Association filed under the Societies Act, See DF G87899.

(m)	Subject to Provisos, See Crown Grant 542981L.

(n)	Covenant BP224520 in favour of the Province and the Municipality.

(o)	Covenant BP224530 in favour of the Municipality.

(p)	Covenant BP224535 in favour of the Municipality.

(q)	Covenant BP224545 in favour of the Municipality.

(r)	Covenant BP224547 in favour of the Municipality.

(s)	Covenant BP224549 in favour of the Municipality.

(t)	Covenant BR50505 in favour of Intrawest Corporation.

(u)	unregistered lease of the Legends Strata Lot in favour of a commercial tenant (in accordance with Schedule 5.1(i)).

(v)	an unregistered Head Lease Agreement dated as of December 3,2004 made between Whistler Mountain Resort Limited Partnership, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Short Form of Lease was registered on December •, 2004 as Instrument No. •.

3.	First Tracks Lodge Strata Lot

The “First Tracks Lodge Strata Lot” is the lands and premises situated in Whistler, British Columbia and legally described as follows:

Parcel Identifier 025-503-227

Strata Lot 1

District Lot 5316

Group 1, New Westminster District

Strata Plan BCS104

and includes the exclusive use of three parking stalls in the two-level underground secured parking facility for the development in which the First Tracks Lodge Strata Lot is situated, which parking stalls have been designated as limited common property for the exclusive use of the First Tracks Lodge Strata Lot.

The First Tracks Lodge Strata Lot is subject to the following Permitted Encumbrances:

(a)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BN275032.

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(b)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101242.

(c)	This Title may be affected by a Permit under Part 26 of the Municipal Act, See BP101271.

(d)	This Title may be affected by a Permit under Part 26 of the Local Government Act, See BP270355.

(e)	This Title may be affected by a Permit under Part 26 of the Local Government Act, See BR91621.

(f)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF GB113654.

(g)	This Title may be affected by a Permit under Part 29 of the Municipal Act, See DF BH212691 - Expires: N/A.

(h)	Hereto is Annexed Easement BN152853 over Part Plan LMP42414 of the Common Property of Strata Plan VR2381 Modified by BT188512.

(i)	Hereto is Annexed Easement BT377195 over Part (Plan BCP1652) of the Common Property Strata Plan BCS104.

(j)	Hereto is Annexed Easement BT377197 over Part (Plan BCP1653) of Lot 5 Except Part Plan BCP1351, Plan LMP47410.

(k)	Hereto is Annexed Easement BT377200 over Part (Plan BCP1654) of Lot 5 Except Part Plan BCP1351, Plan LMP47410.

(1)	Hereto is Annexed Easement BT377202 over Lot 5 Except Part Plan BCP1351, Plan LMP47410.

(m)	Hereto is Annexed Easement BT377203 over Lot 5 Except Part Plan BCP1351, Plan LMP47410.

(n)	This Land may be subject to Sections 14 to 22 of the Resort Municipality of Whistler Act and the Bylaws of The Whistler Resort Association filed under the Societies Act, See DF G87899.

(o)	Subject to Provisos, See Crown Grant 542981L.

(p)	Statutory Right of Way R118830 in favour of the Municipality.

(q)	Covenant BP224524 in favour of the Province and the Municipality.

(r)	Covenant BP224530 in favour of the Municipality.

(s)	Easement BP224531.

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(t)	Covenant BP224545 in favour of the Municipality.

(u)	Covenant BR50505 in favour of Intrawest Corporation.

(v)	Covenant BT360500 in favour of the Province and the Municipality.

(w)	Statutory Right of Way BT360512 in favour of the Province and the Municipality.

(x)	Covenant BT3 60514 in favour of the Municipality.

(y)	Covenant BT3 60516 in favour of the Municipality.

(z)	Covenant BT3 60518 in favour of the Municipality.

(aa)	unregistered lease of the First Tracks Lodge Strata Lot in favour of the commercial tenant (in accordance with Schedule 5.1(i)).

(bb)	an unregistered Head Lease Agreement dated as of December 3, 2004 made between Whistler Mountain Resort Limited Partnership, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Short Form of Lease was registered on December •, 2004 as Instrument No. •.

PART III. BLUE MOUNTAIN RESORT

The “Seller” in respect of the “Blue Mountain Property” is Intrawest Corporation. The Blue Mountain Property is comprised of the Grand Georgian Units, the Weider Lodge Units and the Seasons at Blue Units, each as defined below:

1.	Grand Georgian Units

The “Grand Georgian Units” are the lands and premises situated in The Town of The Blue Mountains, Ontario and legally described as follows:

Units 1 to 30 inclusive, Level 1; Units 1 to 6 inclusive, Level A; and Units 1 to 4 inclusive, Level B and their appurtenant common interests, Grey Standard Condominium Plan No. 47, Town of The Blue Mountains, County of Grey

and are subject to the following Permitted Encumbrances:

(a)	Subdivision agreement made among the Township of Collingwood (now the Town of The Blue Mountains), Craigleith Development Limited, Blue Mountain Resorts Limited and Jozo Weider Limited registered August 14,1987 as Instrument No. 255527;

(b)	Master development agreement made between Intrawest Corporation and The Corporation of the Town of The Blue Mountains registered June 13, 2000 as Instrument No. 422719;

8

(c)	Servicing agreement made among Intrawest Corporation, The Corporation of the Town of The Blue Mountains and Blue Mountain Resorts Limited registered June 13, 2000 as Instrument No. 422720 as amended by an Amending Servicing Agreement registered September 30, 2002 as Instrument No. 456526;

(d)	General By-law of Blue Mountain Village Association dated as of June 1, 2000, registered July 10, 2000 as Instrument No. 423949 as amended by By-law No. 1, registered January 3, 2002 as Instrument No. 444311. The General By-law has been further amended and consolidated as of June, 2003;

(e)	Blanket easement in favour of Rogers Cable Inc. for communication services registered on August 9, 2001 as Instrument No. 438346;

(f)	Blanket easement in favour of Union Gas Limited for the supply of natural gas registered December 5, 2001 as Instrument No. 443365; this easement was inadvertently released by Instrument No. 467811 registered June 19, 2003 but was reinstated by Instrument No. 468673 registered July 3, 2003;

(g)	Easement in favour of Grey Standard Condominium Corporation No. 46 for utilities, services and support purposes as set out in the Declaration registered on January 24, 2002 as Instrument No. 445070;

(h)	Declaration and Description registered on January 30, 2002 as Instrument No. 445248;

(i)	By-law No. 1 registered on January 30, 2002 as Instrument No. 445288 being the General By-law of Grey Standard Condominium Corporation No. 47;

(j)	By-law No. 2 registered January 30, 2002 as Instrument No. 445289 respecting the borrowing of money by Grey Standard Condominium Corporation No. 47;

(k)	By-law No. 3 registered on January 30, 2002 as Instrument No. 445290 respecting an Insurance Trust Agreement;

(l)	By-law No. 4 registered on January 30, 2002 as Instrument No. 445291 respecting the Reciprocal Agreements;

(m)	By-law No. 5 registered on January 30, 2002 as Instrument No. 445292 respecting a Telecommunications Easement;

(n)	Condominium Agreement made among Intrawest Corporation, Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and The Corporation of the Town of The Blue Mountains registered on January 30, 2002 as Instrument No. 445293;

(o)

Village Easement Agreement (The Grand Georgian) made among Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and Intrawest Corporation registered on January 30, 2002 as Instrument No.

9

445294. The easements over the Lands included in this Instrument are also set forth in the Declaration for Grey Standard Condominium Corporation No. 47 registered as Instrument No. 445248;

(p)	The Grand Georgian Reciprocal Agreement made between Grey Standard Condominium Corporation No. 46 and Grey Standard Condominium Corporation No. 47 registered on January 30, 2002 as Instrument No. 445295;

(q)	Phase 1 Shared Facilities Agreement made among Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and Intrawest Corporation registered on January 30, 2002 as Instrument No. 445296, assumed by Assumption Agreements registered as Instrument No. 452879 on July 18, 2002, Instrument No. 469470 on July 18, 2003 and Instrument No. 494689 on November 19, 2004;

(r)	Easement in favour of Blue Mountain Resorts Limited providing a right of access over the common elements to construct, operate, maintain, repair and replace telecommunications facilities registered on February 4, 2002 as Instrument No. 445483;

(s)	unregistered leases of the condominium units in favour of various commercial tenants (in accordance with Schedule 5.l(i));

(t)	Notice of change of address for service for the Condominium registered as Instrument No. 494546; and

(u)	an unregistered Head Lease Agreement dated as of December 3, 2004 made between Intrawest Corporation, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Notice of Lease was registered on December •, 2004 as Instrument No. • and an Assignment of Lease was registered on December •, 2004 as Instrument No. •.

2.	Weider Lodge Units

The “Weider Lodge Units” are the lands and premises situated in The Town of The Blue Mountains, Ontario and legally described as follows:

Units 1 to 13 inclusive, Level 1 and their appurtenant common interests, Grey Standard Condominium Plan No. 51, Town of The Blue Mountains, County of Grey

and are subject to the following Permitted Encumbrances:

(a)	Subdivision agreement made among the Township of Collingwood (now the Town of The Blue Mountains), Craigleith Development Limited, Blue Mountain Resorts Limited and Jozo Weider Limited registered August 14,1987 as Instrument No. 255527;

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(b)	Master development agreement made between Intrawest Corporation and The Corporation of the Town of The Blue Mountains registered June 13, 2000 as Instrument No. 422719;

(c)	Servicing agreement made among Intrawest Corporation, The Corporation of the Town of The Blue Mountains and Blue Mountain Resorts Limited registered June 13, 2000 as Instrument No. 422720 as amended by an Amending Servicing Agreement registered September 30, 2002 as Instrument No. 456526;

(d)	General By-law of Blue Mountain Village Association dated as of June 1, 2000, registered July 10, 2000 as Instrument No. 423949 as amended by By-law No. 1, registered January 3, 2002 as Instrument No. 444311. The General By-law has been further amended and consolidated as of June, 2003;

(e)	Blanket easement in favour of Rogers Cable Inc. for communication services registered on August 9, 2001 as Instrument No. 438346;

(f)	Blanket easement in favour of Union Gas Limited for the supply of natural gas registered December 5, 2001 as Instrument No. 443365; this easement was inadvertently released by Instrument No. 467811 registered June 19, 2003 but was reinstated by Instrument No. 468673 registered July 3, 2003;

(g)	Village Easement Agreement (The Grand Georgian) made among Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and Intrawest Corporation registered on January 30, 2002 as Instrument No. 445294;

(h)	Phase 1 Shared Facilities Agreement made among Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and Intrawest Corporation registered on January 30, 2002 as Instrument No. 445296, assumed by Assumption Agreements registered as Instrument No. 452879 on July 18, 2002, Instrument No. 469470 on July 18, 2003 and Instrument No. 494689 on November 19, 2004;

(i)	Blanket telecommunications easement in favour of Blue Mountain Resorts Limited registered February 4, 2002 as Instrument No. 445482;

(j)	Easement in favour of Grey Standard Condominium Corporation No. 50 for utilities, services and support purposes set out in the Declaration registered on July 10, 2002 as Instrument No. 452512;

(k)	Declaration and Description registered on July 11, 2002 as Instrument No. 452578;

(l)	By-law No. 1 registered on July 15, 2002 as Instrument No. 452784 being the General By-law of Grey Standard Condominium Corporation No. 51;

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(m)	By-law No. 2 registered on July 15, 2002 as Instrument No. 452785 being a standard unit by-law;

(n)	By-law No. 3 registered on July 15, 2002 as Instrument No. 452786 respecting the borrowing of money by Grey Standard Condominium Corporation No. 51;

(o)	By-law No. 4 registered on July 15, 2002 as Instrument No. 452787 respecting an Insurance Trust Agreement;

(p)	By-law No. 5 registered on July 15, 2002 as Instrument No. 452788 respecting the Reciprocal Agreements;

(q)	Condominium Agreement made between Intrawest Corporation, Grey Standard Condominium Corporation No. 50, Grey Standard Condominium Corporation No. 51 and The Corporation of the Town of The Blue Mountains registered on July 15, 2002 as Instrument No. 452789;

(r)	Village Easement Agreement (Weider Lodge) made among Intrawest Corporation, Grey Standard Condominium Corporation No. 50 and Grey Standard Condominium Corporation No. 51 registered July 15, 2002 as Instrument No. 452792. The easements over the Lands included in this Instrument are also set forth in the Declaration for Grey Standard Condominium Corporation No. 51 registered as Instrument No. 452578;

(s)	Weider Lodge Reciprocal Agreement made between Grey Standard Condominium Corporation No. 50 and Grey Standard Condominium Corporation No. 51 registered July 15, 2002 as Instrument No. 452793;

(t)	unregistered leases of the condominium units in favour of various commercial tenants (in accordance with Schedule 5.1(i));

(u)	Notice of change of address for service for the Condominium registered as Instrument No. 494547; and

(v)	an unregistered Head Lease Agreement dated as of December 3, 2004 made between Intrawest Corporation, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Notice of Lease was registered on December •, 2004 as Instrument No. • and an Assignment of Lease was registered on December •, 2004 as Instrument No. •.

3.	Seasons at Blue Units

The “Seasons at Blue Units” are the lands and premises situated in The Town of The Blue Mountains, Ontario and legally described as follows:

Units 1 to 27 inclusive, Level 1; Units 64 to 66 inclusive, Level 1; and Unit 6, Level A and their appurtenant common interests, Grey Standard Condominium Plan No. 61, Town of The Blue Mountains, County of Grey

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and are subject to the following Permitted Encumbrances:

(a)	Subdivision agreement made among the Township of Collingwood (now the Town of The Blue Mountains), Craigleith Development Limited, Blue Mountain Resorts Limited and Jozo Weider Limited registered August 14, 1987 as Instrument No. 255527;

(b)	Master development agreement made between Intrawest Corporation and The Corporation of the Town of The Blue Mountains registered June 13, 2000 as Instrument No. 422719;

(c)	Servicing agreement made among Intrawest Corporation, The Corporation of the Town of The Blue Mountains and Blue Mountain Resorts Limited registered June 13, 2000 as Instrument No. 422720 as amended by an Amending Servicing Agreement registered September 30, 2002 as Instrument No. 456526;

(d)	General By-law of Blue Mountain Village Association dated as of June 1, 2000, registered July 10, 2000 as Instrument No. 423949 as amended by By-law No. 1, registered January 3,2002 as Instrument No. 444311. The General By-law has been further amended and consolidated as of June, 2003;

(e)	Blanket easement in favour of Rogers Cable Inc. for communication services registered on August 9, 2001 as Instrument No. 438346;

(f)	Blanket easement in favour of Union Gas Limited for the supply of natural gas registered December 5, 2001 as Instrument No. 443365; this easement was inadvertently released by Instrument No. 467811 registered June 19, 2003 but was reinstated by Instrument No. 468673 registered July 3, 2003;

(g)	Village Easement Agreement (Grand Georgian) made among Intrawest Corporation, Grey Standard Condominium Corporation No. 46 and Grey Standard Condominium Corporation No. 47 registered January 30, 2002 as Instrument No. 445294;

(h)	Phase 1 Shared Facilities Agreement made among Grey Standard Condominium Corporation No. 46, Grey Standard Condominium Corporation No. 47 and Intrawest Corporation registered on January 30, 2002 as Instrument No. 445296, assumed by Assumption Agreements registered as Instrument No. 452879 on July 18, 2002, Instrument No. 469470 on July18, 2003 and Instrument No. 494689 on November 19, 2004;

(i)	Blanket telecommunications easement in favour of Blue Mountain Resorts Limited registered February 4, 2002 as Instrument No. 445482;

(j)	Village Easement Agreement (Weider Lodge) made among Intrawest Corporation, Grey Standard Condominium Corporation No. 50 and Grey Standard Condominium Corporation No. 51 registered July 15, 2002 as Instrument No. 452792;

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(k)	Condominium Agreement made among Intrawest Corporation, Grey Standard Condominium Corporation No. 54 and The Corporation of the Town of The Blue Mountains registered on July 11, 2003 as Instrument No. 469102 and assumed by Grey Standard Condominium Corporation No. 61 by Instrument No. 493316 registered October 28, 2004;

(l)	Easement in favour of Grey Standard Condominium Corporation No. 54 for utilities, services and support purposes set out in the Declaration registered on July 11, 2003 as Instrument No. 469057;

(m)	Declaration and Description registered on October 15, 2004 as Instrument No. 492639;

(n)	By-law No. 1 registered on October 28, 2004 as Instrument No. 493311 being the General By-law of Grey Standard Condominium Corporation No. 61;

(o)	By-law No. 2 registered on October 28, 2004 as Instrument No. 493312 being a standard unit by-law;

(p)	By-law No. 3 registered on October 28, 2004 as Instrument No. 493313 respecting the borrowing of money by Grey Standard Condominium Corporation No. 61;

(q)	By-law No. 4 registered on October 28, 2004 as Instrument No. 493314 respecting an Insurance Trust Agreement;

(r)	By-law No. 5 registered on October 28, 2004 as Instrument No. 493315 respecting various agreements;

(s)	Village Easement Agreement (Seasons at Blue) made between Intrawest Corporation and Grey Standard Condominium Corporation No. 54 registered July 18, 2003 as No. 469468 and amended by Instrument No. 478192 registered on December 31, 2003 and as further amended by an Amending Agreement registered October 8, 2004 as Instrument No. 492391. The easements over the Lands included in this Instrument are also set forth in the Declaration for Grey Standard Condominium Corporation No. 61 registered as Instrument No. 492639;

(t)	Village Easement Agreement (Seasons at Blue) made between Intrawest Corporation and Grey Standard Condominium Corporation No. 61 registered on October 28, 2004 as Instrument No. 493317;

(u)	Seasons at Blue Reciprocal Agreement made between Grey Standard Condominium Corporation No. 54 and Intrawest Corporation registered on July 18, 2003 as Instrument No. 469469 and assumed by Grey Standard Condominium Corporation No. 61 by Instrument No. 494690 registered November 19, 2004;

(v)	unregistered leases of the condominium units in favour of various commercial tenants (in accordance with Schedule 5.1(i)); and

14

(w)	an unregistered Head Lease Agreement dated as of December 3, 2004 made between Intrawest Corporation, as landlord, and CNL Income Canada Lessee Corp., as tenant, in respect of which a Notice of Lease was registered on December •, 2004 as Instrument No. • and an Assignment of Lease was registered on December •, 2004 as Instrument No. •.

15

SCHEDULE 1.1B

ENVIRONMENTAL REPORTS

Blue Mountain	IVI International, Inc.	October 18, 2004	Phase 1 ESA # 4101 4759-108

Whistler Mountain	IVI International, Inc.	October 18, 2004	Phase 1 ESA # 4101 4759-109

SCHEDULE 1.1C

PROPERTY CONDITION EVALUATIONS

LOCATION	PROVIDER	DATE
Blue Mountain	IVI International, Inc.	April 14, 2004

Whistler Mountain	IVI International, Inc.	April 14, 2004

SCHEDULE 3.2(c)

PURCHASE PRICE ALLOCATION

Notes to Draft:	(1) There are small rounding discrepancies in some of the calculations set out below.

(2) The figures below indicate the allocation of the Purchase Price as follows:

Whistler Mountain Property:	US$	19,500,000
Blue Mountain Property:	US$	10,480,831

Total Consideration:	US$	29,980,831

Note that for all the purposes in connection with the sale and purchase of the Properties, including, without limitation, the preparation of certain transfer documents required in connection with the Closing and the payment of the Purchase Price (to the extent the Purchase Price is paid in Canadian Dollars), the parties have agreed to calculate the Canadian Dollar equivalents of the US Dollar purchase price allocations (as set out below) using an exchange rate of 1.1944, which was the opening exchange rate on RBC Capital Markets’ foreign exchange sheet on November 10, 2004.

Part I. Whistler Mountain Property

Franz’s Trail Strata Lots:

	US Dollars	Canadian Dollars
Strata Lot 3:
Land:	$203,350	$242,881
Buildings:	$764,575	$913,209

Total:	$967,925	$1,156,090

	US Dollars	Canadian Dollars
Strata Lot 4:
Land:	$241,050	$287,910
Buildings:	$1,480,360	$1,768,142

Total:	$1,721,410	$2,056,051

	US Dollars	Canadian Dollars
Strata Lot 5:
Land:	$207,100	$247,360
Buildings:	$1,133,554	$1,353,917

Total:	$1,340,654	$1,601,277

	US Dollars	Canadian Dollars
Strata Lot 6:
Land:	$69,900	$83,489
Buildings:	$29,915	$35,730

Total:	$99,815	$119,219

	US Dollars	Canadian Dollars
Strata Lot 7:
Land:	$400,450	$478,298
Buildings:	$171,380	$204,696

Total:	$571,830	$682,994

	US Dollars	Canadian Dollars
Strata Lot 9:
Land:	$140,450	$167,753
Buildings:	$252,974	$302,152

Total:	$393,424	$469,905

	US Dollars	Canadian Dollars
Strata Lot 10:
Land:	$28,850	$34,458
Buildings:	$81,761	$97,656

Total:	$110,611	$132,114

	US Dollars	Canadian Dollars
Strata Lot 11:
Land:	$97,250	$116,156
Buildings:	$533,341	$637,022

Total:	$630,591	$753,178

	US Dollars	Canadian Dollars
Strata Lot 12:
Land:	$62,200	$74,292
Buildings:	$399,500	$477,163

Total:	$461,700	$551,455

	US Dollars	Canadian Dollars
Strata Lot 13:
Land:	$44,800	$53,509
Buildings:	$381,687	$455,887

Total:	$426,487	$509,396

2

	US Dollars	Canadian Dollars
Strata Lot 14:
Land:	$76,650	$91,551
Buildings:	$536,291	$640,546

Total:	$612,941	$732,097

	US Dollars	Canadian Dollars
Strata Lot 15:
Land:	$15,500	$18,513
Buildings:	$117,301	$140,105

Total:	$132,801	$158,618

	US Dollars	Canadian Dollars
Strata Lot 16:
Land:	$20,000	$23,888
Buildings:	$132,317	$158,039

Total:	$152,317	$181,927

	US Dollars	Canadian Dollars
Strata Lot 17:
Land:	$54,900	$65,573
Buildings:	$363,209	$433,817

Total:	$418,109	$499,390

	US Dollars	Canadian Dollars
Strata Lot 18:
Land:	$62,400	$74,530
Buildings:	$472,232	$564,034

Total:	$534,632	$638,564

	US Dollars	Canadian Dollars
Strata Lot 19:
Land:	$198,100	$236,611
Buildings:	$536,695	$641,028

Total:	$734,795	$877,639

	US Dollars	Canadian Dollars
Strata Lot 20:
Land:	$58,200	$69,513
Buildings:	$362,880	$433,424

Total:	$421,080	$502,937

3

	US Dollars	Canadian Dollars
Strata Lot 21:
Land:	$49,800	$59,481
Buildings:	$187,243	$223,643

Total:	$237,043	$283,124

	US Dollars	Canadian Dollars
Strata Lot 22:
Land:	$80,250	$95,851
Buildings:	$622,596	$743,629

Total:	$702,846	$839,480

	US Dollars	Canadian Dollars
Strata Lot 23:
Land:	$57,600	$68,797
Buildings:	$337,205	$402,758

Total:	$394,805	$471,555

	US Dollars	Canadian Dollars
Strata Lot 24:
Land:	$82,300	$98,299
Buildings:	$622,831	$743,910

Total:	$705,131	$842,209

	US Dollars	Canadian Dollars
Strata Lot 25:
Land:	$391,050	$467,071
Buildings:	$1,842,579	$2,200,776

Total:	$2,233,629	$2,667,847

	US Dollars	Canadian Dollars
Strata Lot 26:
Land:	$40,650	$48,552
Buildings:	$214,757	$256,506

Total:	$255,407	$305,058

	US Dollars	Canadian Dollars
Strata Lot 27:
Land:	$58,400	$69,753
Buildings:	$308,531	$368,509

Total:	$366,931	$438,262

4

Legends Strata Lot:

	US Dollars	Canadian Dollars
Strata Lot 3:
Land:	$550,100	$657,039
Buildings:	$2,592,003	$3,095,888

Total:	$3,142,103	$3,752,928

First Tracks Lodge Strata Lot:

	US Dollars	Canadian Dollars
Strata Lot 1:
Land:	$168,750	$201,555
Buildings:	$1,562,234	$1,865,932

Total:	$1,730,984	$2,067,487

Part II. Blue Mountain Property

The Grand Georgian Units:

	US Dollars	Canadian Dollars
Unit No. 1, Level 1:
Land:	$6,108	$7,295.40
Buildings:	$65,720	$78,495.97

Total:	$71,828	$85,791.36

	US Dollars	Canadian Dollars
Unit No. 2, Level 1:
Land:	$11,905	$14,219.33
Buildings:	$128,105	$153,008.61

Total:	$140,010	$167,227.94

	US Dollars	Canadian Dollars
Unit No. 3, Level 1:
Land:	$9,498	$11,344.41
Buildings:	$102,202	$122,070.07

Total:	$111,700	$133,414.48

5

	US Dollars	Canadian Dollars
Unit No. 4, Level 1:
Land:	$8,399	$10,031.77
Buildings:	$90,373	$107,941.51

Total:	$98,772	$117,973.28

	US Dollars	Canadian Dollars
Unit No. 5, Level 1:
Land:	$8,399	$10,031.77
Buildings:	$90,373	$107,941.51

Total:	$98,772	$117,973.28

	US Dollars	Canadian Dollars
Unit No. 6, Level 1:
Land:	$7,062	$8,434.85
Buildings:	$75,993	$90,766.04

Total:	$83,055	$99,200.89

	US Dollars	Canadian Dollars
Unit No. 7, Level 1:
Land:	$24,664	$29,458.68
Buildings:	$265,397	$316,990.18

Total:	$290,061	$346,448.86

	US Dollars	Canadian Dollars
Unit No. 8, Level 1:
Land:	$9,718	$11,607.18
Buildings:	$104,570	$124,898.41

Total:	$114,288	$136,505.59

	US Dollars	Canadian Dollars
Unit No. 9, Level 1:
Land:	$6,348	$7,582.05
Buildings:	$68,306	$81,584.69

Total:	$74,654	$89,166.74

	US Dollars	Canadian Dollars
Unit No. 10, Level 1:
Land:	$6,177	$7,377.81
Buildings:	$66,467	$79,388.18

Total:	$72,644	$86,765.99

6

	US Dollars	Canadian Dollars
Unit No. 11, Level 1:
Land:	$6,177	$7,377.81
Buildings:	$66,467	$79,388.18

Total:	$72,644	$86,765.99

	US Dollars	Canadian Dollars
Unit No. 12, Level 1:
Land:	$6,162	$7,359.89
Buildings:	$66,302	$79,191.11

Total:	$72,464	$86,551.00

	US Dollars	Canadian Dollars
Unit No. 13, Level 1:
Land:	$7,657	$9,145.52
Buildings:	$82,391	$98,407.81

Total:	$90,048	$107,553.33

	US Dollars	Canadian Dollars
Unit No. 14, Level 1:
Land:	$8,777	$10,483.25
Buildings:	$94,446	$112,806.30

Total:	$103,223	$123,289.55

	US Dollars	Canadian Dollars
Unit No. 15, Level 1:
Land:	$6,708	$8,012.04
Buildings:	$72,177	$86,208.21

Total:	$78,885	$94,220.24

	US Dollars	Canadian Dollars
Unit No. 16, Level 1:
Land:	$6,911	$8,254.50
Buildings:	$74,366	$88,822.75

Total:	$81,277	$97,077.25

	US Dollars	Canadian Dollars
Unit No. 17, Level 1:
Land:	$7,019	$8,383.49
Buildings:	$75,527	$90,209.45

Total:	$82,546	$98,592.94

7

	US Dollars	Canadian Dollars
Unit No. 18, Level 1:
Land:	$6,950	$8,301.08
Buildings:	$74,788	$89,326.79

Total:	$81,738	$97,627.87

	US Dollars	Canadian Dollars
Unit No. 19, Level 1:
Land:	$6,981	$8,338.11
Buildings:	$75,122	$89,725.72

Total:	$82,103	$98,063.82

	US Dollars	Canadian Dollars
Unit No. 20, Level 1:
Land:	$6,989	$8,347.66
Buildings:	$75,201	$89,820.07

Total:	$82,190	$98,167.74

	US Dollars	Canadian Dollars
Unit No. 21, Level 1:
Land:	$6,540	$7,811.38
Buildings:	$70,371	$84,051.12

Total:	$76,911	$91,862.50

	US Dollars	Canadian Dollars
Unit No. 22, Level 1:
Land:	$6,396	$7,639.38
Buildings:	$68,826	$82,205.77

Total:	$75,222	$89,845.16

	US Dollars	Canadian Dollars
Unit No. 23, Level 1:
Land:	$9,465	$11,305.00
Buildings:	$101,845	$121,643.67

Total:	$111,310	$132,948.66

	US Dollars	Canadian Dollars
Unit No. 24, Level 1:
Land:	$7,097	$8,476.66
Buildings:	$76,370	$91,216.33

Total:	$83,467	$99,692.98

8

	US Dollars	Canadian Dollars
Unit No. 25, Level 1:
Land:	$7,022	$8,387.08
Buildings:	$75,558	$90,246.48

Total:	$82,580	$98,633.55

	US Dollars	Canadian Dollars
Unit No. 26, Level 1:
Land:	$15,269	$18,237.29
Buildings:	$164,301	$196,241.11

Total:	$179,570	$214,478.41

	US Dollars	Canadian Dollars
Unit No. 27, Level 1:
Land:	$11,622	$13,881.32
Buildings:	$125,061	$149,372.86

Total:	$136,683	$163,254.18

	US Dollars	Canadian Dollars
Unit No. 28, Level 1:
Land:	$19,513	$23,306.33
Buildings:	$209,968	$250,785.78

Total:	$229,481	$274,092.11

	US Dollars	Canadian Dollars
Unit No. 29, Level 1:
Land:	$22,082	$26,374.74
Buildings:	$237,608	$283,799.00

Total:	$259,690	$310,173.74

	US Dollars	Canadian Dollars
Unit No. 30, Level 1:
Land:	$112,420	$134,274.45
Buildings:	$1,209,687	$1,444,850.15

Total:	$1,322,107	$1,579,124.60

	US Dollars	Canadian Dollars
Unit No. 1, Level A:
Land:	$72,226	$86,266.73
Buildings:	$141,169	$168,612.25

Total:	$213,395	$254,878.99

9

	US Dollars	Canadian Dollars
Unit No. 2, Level A:
Land:	$46,817	$55,918.22
Buildings:	$91,505	$109,293.57

Total:	$138,322	$165,211.80

	US Dollars	Canadian Dollars
Unit No. 3, Level A:
Land:	$8,549	$10,210.93
Buildings:	$16,709	$19,957.23

Total:	$25,258	$30,168.16

	US Dollars	Canadian Dollars
Unit No. 4, Level A:
Land:	$2,629	$3,140.08
Buildings:	$5,138	$6,136.83

Total:	$7,767	$9,276.90

	US Dollars	Canadian Dollars
Unit No. 5, Level A:
Land:	$10,940	$13,066.74
Buildings:	$21,384	$25,541.05

Total:	$32,324	$38,607.79

	US Dollars	Canadian Dollars
Unit No. 6, Level A:
Land:	$14,729	$17,592.32
Buildings:	$28,789	$34,385.58

Total:	$43,518	$51,977.90

	US Dollars	Canadian Dollars
Unit No. 1, Level B:
Land:	$12,053	$14,396.10
Buildings:	$23,559	$28,138.87

Total:	$35,612	$42,534.97

	US Dollars	Canadian Dollars
Unit No. 2, Level B:
Land:	$6,820	$8,145.81
Buildings:	$13,330	$15,921.35

Total:	$20,150	$24,067.16

10

	US Dollars	Canadian Dollars
Unit No. 3, Level B:
Land:	$7,957	$9,503.84
Buildings:	$15,552	$18,575.31

Total:	$23,509	$28,079.15

	US Dollars	Canadian Dollars
Unit No. 4, Level B:
Land:	$8,620	$10,295.73
Buildings:	$16,848	$20,123.25

Total:	$25,468	$30,418.98

Weider Lodge Units:

	US Dollars	Canadian Dollars
Unit No. 1, Level 1:
Land:	$4,487	$5,359.27
Buildings:	$48,285	$57,671.60

Total:	$52,772	$63,030.88

	US Dollars	Canadian Dollars
Unit No. 2, Level 1:
Land:	$9,321	$11,133.00
Buildings:	$100,297	$119,794.74

Total:	$109,618	$130,927.74

	US Dollars	Canadian Dollars
Unit No. 3, Level 1:
Land:	$8,935	$10,671.96
Buildings:	$96,146	$114,836.78

Total:	$105,081	$125,508.75

	US Dollars	Canadian Dollars
Unit No. 4, Level 1:
Land:	$7,413	$8,854.09
Buildings:	$79,764	$95,270.12

Total:	$87,177	$104,124.21

	US Dollars	Canadian Dollars
Unit No. 2, Level A:
Land:	$7,662	$9,151.49
Buildings:	$82,445	$98,472.31

Total:	$90,107	$107,623.80

11

	US Dollars	Canadian Dollars
Unit No. 6, Level 1:
Land:	$6,881	$8,218.67
Buildings:	$74,040	$88,433.38

Total:	$80,921	$96,652.04

	US Dollars	Canadian Dollars
Unit No. 7, Level 1:
Land:	$6,472	$7,730.16
Buildings:	$69,637	$83,174.43

Total:	$76,109	$90,904.59

	US Dollars	Canadian Dollars
Unit No. 8, Level 1:
Land:	$6,472	$7,730.16
Buildings:	$69,637	$83,174.43

Total:	$76,109	$90,904.59

	US Dollars	Canadian Dollars
Unit No. 9, Level 1:
Land:	$8,072	$9,641.20
Buildings:	$86,853	$103,737.22

Total:	$94,925	$113,378.42

	US Dollars	Canadian Dollars
Unit No. 10, Level 1:
Land:	$6,865	$8,199.56
Buildings:	$73,866	$88,225.55

Total:	$80,731	$96,425.11

	US Dollars	Canadian Dollars
Unit No. 11, Level 1:
Land:	$9,897	$11,820.98
Buildings:	$106,500	$127,203.60

Total:	$116,397	$139,024.58

	US Dollars	Canadian Dollars
Unit No. 12, Level 1:
Land:	$10,535	$12,583.00
Buildings:	$113,357	$135,393.60

Total:	$123,892	$147,976.60

12

	US Dollars	Canadian Dollars
Unit No. 13, Level 1:
Land:	$4,978	$5,945.72
Buildings:	$53,566	$63,979.23

Total:	$58,544	$69,924.95

Seasons at Blue Units:

	US Dollars	Canadian Dollars
Unit No. 1, Level 1:
Land:	$5,642	$6,738.80
Buildings:	$60,708	$72,509.64

Total:	$66,350	$79,248.44

	US Dollars	Canadian Dollars
Unit No. 2, Level 1:
Land:	$7,362	$8,793.17
Buildings:	$79,222	$94,622.76

Total:	$86,584	$103,415.93

	US Dollars	Canadian Dollars
Unit No. 3, Level 1:
Land:	$8,199	$9,792.89
Buildings:	$88,228	$105,379.52

Total:	$96,427	$115,172.41

	US Dollars	Canadian Dollars
Unit No. 4, Level 1:
Land:	$7,269	$8,682.09
Buildings:	$78,216	$93,421.19

Total:	$85,485	$102,103.28

	US Dollars	Canadian Dollars
Unit No. 5, Level 1:
Land:	$5,898	$7,044.57
Buildings:	$63,465	$75,802.60

Total:	$69,363	$82,847.17

	US Dollars	Canadian Dollars
Unit No. 6, Level 1:
Land:	$7,646	$9,132.38
Buildings:	$82,269	$98,262.09

Total:	$89,915	$107,394.48

13

	US Dollars	Canadian Dollars
Unit No. 7, Level 1:
Land:	$6,059	$7,236.87
Buildings:	$65,195	$77,868.91

Total:	$71,254	$85,105.78

	US Dollars	Canadian Dollars
Unit No. 8, Level 1:
Land:	$7,393	$8,830.20
Buildings:	$79,553	$95,018.10

Total:	$86,946	$103,848.30

	US Dollars	Canadian Dollars
Unit No. 9, Level 1:
Land:	$8,358	$9,982.80
Buildings:	$89,935	$107,418.36

Total:	$98,293	$117,401.16

	US Dollars	Canadian Dollars
Unit No. 10, Level 1:
Land:	$8,907	$10,638.52
Buildings:	$95,838	$114,468.91

Total:	$104,745	$125,107.43

	US Dollars	Canadian Dollars
Unit No. 11, Level 1:
Land:	$5,036	$6,015.00
Buildings:	$54,187	$64,720.95

Total:	$59,223	$70,735.95

	US Dollars	Canadian Dollars
Unit No. 12, Level 1:
Land:	$6,954	$8,305.86
Buildings:	$74,830	$89,376.95

Total:	$81,784	$97,682.81

	US Dollars	Canadian Dollars
Unit No. 13, Level 1:
Land:	$9,823	$11,732.59
Buildings:	$105,704	$126,252.86

Total:	$115,527	$137,985.45

14

	US Dollars	Canadian Dollars
Unit No. 14, Level 1:
Land:	$9,977	$11,916.53
Buildings:	$107,353	$128,222.42

Total:	$117,330	$140,138.95

	US Dollars	Canadian Dollars
Unit No. 15, Level 1:
Land:	$7,004	$8,365.58
Buildings:	$75,363	$90,013.57

Total:	$82,367	$98,379.14

	US Dollars	Canadian Dollars
Unit No. 16, Level 1:
Land:	$6,675	$7,972.62
Buildings:	$71,828	$85,791.36

Total:	$78,503	$93,763.98

	US Dollars	Canadian Dollars
Unit No. 17, Level 1:
Land:	$6,583	$7,862.74
Buildings:	$70,837	$84,607.71

Total:	$77,420	$92,470.45

	US Dollars	Canadian Dollars
Unit No. 18, Level 1:
Land:	$7,757	$9,264.96
Buildings:	$83,473	$99,700.15

Total:	$91,230	$108,965.11

	US Dollars	Canadian Dollars
Unit No. 19, Level 1:
Land:	$7,115	$8,498.16
Buildings:	$76,556	$91,438.49

Total:	$83,671	$99,936.64

	US Dollars	Canadian Dollars
Unit No. 20, Level 1:
Land:	$9,680	$11,561.79
Buildings:	$104,161	$124,409.90

Total:	$113,841	$135,971.69

15

	US Dollars	Canadian Dollars
Unit No. 21, Level 1:
Land:	$6,059	$7,236.87
Buildings:	$65,201	$77,876.07

Total:	$71,260	$85,112.94

	US Dollars	Canadian Dollars
Unit No. 22, Level 1:
Land:	$7,806	$9,323.49
Buildings:	$83,991	$100,318.85

Total:	$91,797	$109,642.34

	US Dollars	Canadian Dollars
Unit No. 23, Level 1:
Land:	$7,808	$9,325.88
Buildings:	$84,019	$100,352.29

Total:	$91,827	$109,678.17

	US Dollars	Canadian Dollars
Unit No. 24, Level 1:
Land:	$5,607	$6,697.00
Buildings:	$60,332	$72,060.54

Total:	$65,939	$78,757.54

	US Dollars	Canadian Dollars
Unit No. 25, Level 1:
Land:	$10,233	$12,222.30
Buildings:	$110,109	$131,514.19

Total:	$120,342	$143,736.48

	US Dollars	Canadian Dollars
Unit No. 26, Level 1:
Land:	$10,157	$12,131.52
Buildings:	$109,297	$130,544.34

Total:	$119,454	$142,675.86

	US Dollars	Canadian Dollars
Unit No. 27, Level 1:
Land:	$5,592	$6,679.08
Buildings:	$60,171	$71,868.24

Total:	$65,763	$78,547.33

16

	US Dollars	Canadian Dollars
Unit No. 64, Level 1:
Land:	$105,497	$126,005.62
Buildings:	$1,047,659	$1,251,323.91

Total:	$1,153,156	$1,377,329.53

	US Dollars	Canadian Dollars
Unit No. 65, Level 1:
Land:	$11,792	$14,084.36
Buildings:	$126,887	$151,553.83

Total:	$138,679	$165,638.20

	US Dollars	Canadian Dollars
Unit No. 66, Level 1:
Land:	$43,780	$52,290.83
Buildings:	$471,091	$562,671.09

Total:	$514,871	$614,961.92

	US Dollars	Canadian Dollars
Unit No. 6, Level A:
Land:	$11,461	$13,689.02
Buildings:	$22,402	$26,756.95

Total:	$33,863	$40,445.97

17

SCHEDULE 5.1(i)

SPACE LEASES

A. Whistler Mountain

Strata Lot

Franz’s Trail

3	Affiliate Lease dated as of December 3, 2004

4	Affiliate Lease dated as of December 3, 2004

5	Affiliate Lease dated as of December 3, 2004

6/7	Affiliate Lease dated as of December 3, 2004

9	Interim Lease dated as of December 3, 2004

10	Interim Lease dated as of December 3, 2004

11	Offer to Lease by and between Whistler Mountain Resort Limited Partnership (“WMRLP”), as Landlord, and The Bank of Nova Scotia, as Tenant, dated May 30, 2003; Letter from WMRLP to The Bank of Nova Scotia dated February 13, 2004; Lease by and between WMRLP, as Landlord, and The Bank of Nova Scotia, as Tenant, dated for reference February 24, 2004

12	Offer to Lease by and between WMRLP, as Landlord, and 503962 B.C. Ltd., as Tenant (undated); Lease by and between WMRLP, as Landlord, and 503962 B.C. Ltd., as Tenant, dated November 15, 2002; Letter from WMRLP to 503962 B.C. Ltd. dated January 10, 2004

13	Offer to Lease by and between WMRLP, as Landlord, and Roberto Ricci and Joshua Sirlin, as Tenant (undated); Lease by and between WMRLP, as Landlord, and Roberto Ricci and Joshua Sirlin, as Tenant, dated October 3, 2002; Letter from WMRLP to Roberto Ricci and Joshua Sirlin dated January 10, 2004

14	Offer to Lease by and between WMRLP, as Landlord, and Subway Franchise Restaurants of Canada Ltd., as Tenant, dated September 20, 2003 and executed October 15, 2003; Lease by and between WMRLP, as Landlord, and Subway Franchise Restaurants of Canada Ltd., as Tenant, dated October 15, 2003; Letter from WMRLP to Subway Franchise Restaurants of Canada Ltd. dated February 1, 2004

15	Lease by and between WMRLP, as Landlord, and Kaleas’ Enchanted Emporium Inc., as Tenant, dated November 28, 2003; Letter from WMRLP to Kaleas’ Enchanted Emporium Inc. dated February 23, 2004

16	Affiliate Lease dated as of December 3, 2004

17	Affiliate Lease dated as of December 3, 2004

18	Interim Lease dated as of December 3, 2004

19	Lease by and between WMRLP, as Landlord, and Her Majesty the Queen in Right of the Province of British Columbia, as represented by the General Manager of the Liquor Distribution Branch, as Tenant, dated for reference December 1, 2004

20	Interim Lease dated as of December 3, 2004

21	Interim Lease dated as of December 3, 2004

22	Affiliate Lease dated as of December 3, 2004

23	Offer to Lease by and between WMRLP, as Landlord, and Springfield Ventures Ltd., as Tenant, dated June 14, 2004; Lease by and between WMRLP, as Landlord, and Springfield Ventures Ltd., as Tenant, dated August 1, 2004

24	Offer to Lease by and between WMRLP, as Landlord, and 358356 B.C. Ltd., as Tenant, dated August 28, 2002; Lease by and between WMRLP, as Landlord, and 358356 B.C. Ltd., as Tenant, dated November 6, 2002; Assignment of Lease, Landlord’s Consent and Modification of Lease by and between WMRLP, as Landlord, 358356 B.C. Ltd., 358356 B.C. Ltd.’s indemnitors and Movie Gallery Canada, Inc. dated September 30, 2003; Letter from WMRLP to Movie Gallery Canada, Inc. dated February 16, 2004

25	Offer to Lease by and between WMRLP, as Landlord, and Jesa Foods Incorporated, as Tenant, dated July 29, 2002; Lease by and between WMRLP, as Landlord, and Jesa Foods Incorporated, as Tenant, dated July 29, 2002; Letter from WMRLP to Jesa Foods Incorporated dated August 18, 2003; Assignment of Lease, Landlord’s Consent and Modification of Leased by and between WMRLP, as Landlord, Jesa Food Incorporated, Jesa Food Incorporated’s indemnitors and Whistler Creekside Market Inc. dated October 24, 2003; Letter from WRMLP to Whistler Creekside Market Inc. dated February 23, 2004; Schedule C to Estoppel Certificate as prepared by Whistler Creekside Market Inc. on October 21, 2004 and changed by WMRLP on November 16, 2004; Letter from Whistler Creekside Market Inc. to WMRLP dated November 4, 2004; Letter from WMRLP to Whistler Creekside Market Inc. dated November 29,2004

26 / 27	Offer to Lease by and between WMRLP, as Landlord, and Alliance Pacific Property Ltd., as Tenant, dated December 3, 2003; Lease by and between WMRLP, as Landlord, and Alliance Pacific Property Ltd., as Tenant, dated December 11, 2003; Letter from WMRLP to Alliance Pacific Property Ltd. dated February 23, 2004

4 (LCP)	Lease by and between WMRLP, as Landlord, and Greyhound Canada Transportation Corp., as Tenant (undated); Letter from WMRLP to Greyhound Canada Transportation Corp. dated February 1, 2004

First Tracks Lodge

1	Lease by and between WMRLP, as Landlord, and Zen Japanese Restaurant Corp., as Tenant, dated February 4, 2002; Assignment of Lease and Landlord’s Consent between WMRLP, Zen Japanese Restaurant Corp. and Zen Japanese Restaurant (Whistler) Corp. dated August 28, 2002; Addendum to Lease between WMRLP and Zen Japanese Restaurant (Whistler) Corp. dated September 27, 2002; Amendment to Lease between WMRLP and Zen Japanese Restaurant Corp. dated November 21, 2002; Letter from WMRLP to Zen Japanese Restaurant (Whistler) Corp. dated January 21, 2003

Legends

3	Affiliate Lease dated as of December 3, 2004

B. Blue Mountain

Unit #

The Grand Georgian

A2-1	Lease by and between Intrawest Corporation (“Intrawest”), as Landlord, and Blue Mountain Resorts Limited (“BMRL”), as Tenant, dated September 25, 2001, as amended by a Lease Amending Agreement by and between Intrawest and BMRL dated December 19, 2001

A2-3	Lease by and between Intrawest, as Landlord, and 1483900 Ontario Inc., as Tenant, dated October 11, 2001, as amended by a Lease Amending Agreement by and between Intrawest and 1483900 Ontario Inc. dated February 7, 2002

A2-4	Lease by and between Intrawest, as Landlord, and Ask Resorts Inc., as Tenant, dated October 31, 2001, as amended by a Lease Amending Agreement by and between Intrawest and Ask Resorts Inc., dated August 21, 2003

A2-5	Affiliate Lease dated as of December 3, 2004

A2-6	Lease by and between Intrawest, as Landlord, and Vincor International Inc., as Tenant, dated June 7, 2002.

A2-7	Affiliate Lease dated as of December 3, 2004

A2-8	Lease by and between Intrawest, as Landlord, and Dan and Veronika Stawski, as Tenant, dated May 18, 2004

A2-9	Lease by and between Intrawest, as Landlord, and October Grocery 2428 Ltd., as Tenant, dated April 18, 2002

SB-1	Lease by and between Intrawest, as Landlord, and 1489246 Ontario Inc., as Tenant, dated November 6, 2001

Weider Lodge

I-1	Lease by and between Intrawest, as Landlord, and 1518643 Ontario Ltd., as Tenant, dated September 25, 2002

I-2	Lease by and between Intrawest, as Landlord, and BMRL, as Tenant, dated April 30, 2002

I-3	Lease by and between Intrawest, as Landlord, and Intrawest, as Tenant, dated June 26, 2002, as assigned and amended by an Assignment of Lease and Lease Amending Agreement by and between Intrawest, as Landlord, Intrawest, as Assignor, and 4158407 Canada Inc., as Assignee, dated July 7, 2003

Seasons at Blue

C-l	Lease by and between Intrawest, as Landlord, and Windy O’Neill’s @ Blue Inc. & Windy O’Neill’s @ Blue & Associates., as Tenant, dated January 17, 2003

C-2	Lease by and between Intrawest, as Landlord, and 9073-2694 Quebec Inc., as Tenant, dated March 15, 2003

C-3	Lease by and between Intrawest, as Landlord, and BMRL, as Tenant, dated March 15, 2003

C-4	Lease by and between Intrawest, as Landlord, and Stroms’ Enterprises Ltd., as Tenant, dated June 21, 2004

C-5a	Lease by and between Intrawest, as Landlord, and Envy Eyes Inc., as Tenant, dated May 23, 2003

C-5b	Lease by and between Intrawest, as Landlord, and BeaverTails Canada Inc., as Tenant, dated June 12, 2003

C-6	Lease by and between Intrawest, as Landlord, and Moy Garret Lie, as Tenant, dated May 23, 2003

C-7	Lease by and between Intrawest, as Landlord, and 6116728 Canada Inc., as Tenant, dated August 14, 2003

SH-1	Lease by and between Intrawest, as Landlord, and Greg Silas, as Tenant, dated April 23, 2003, as assigned by an Assignment of Lease by and between Intrawest, Grey Silas and Gel Bar Inc. dated October 10, 2003, and as modified by a School House Lease Change between Intrawest and Gel Bar Inc. dated October 17, 2003

FH-la	Lease by and between Intrawest, as Landlord, and Immaculate Confection Ltd., as Tenant, dated February 26, 2003

FH-lb	Lease by and between Intrawest, as Landlord, and Fire Hall Pizza Co. Inc., as Tenant, dated February 25, 2003

SCHEDULE 5.1(x)

CONSOLIDATED PROFIT AND LOSS STATEMENT

FOR THE REAL PROPERTY FOR INTRAWEST’S

FISCAL YEAR ENDED JUNE 30, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenues and Certain Expenses

June 30, 2004

(With Independent Auditors’ Report Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors

of Intrawest Corporation:

We have audited the accompanying combined statement of revenue and certain expenses (as described in note 1) of the Intrawest Portfolio Commercial Properties (the “Properties”) for the year ended June 30,2004. This financial statement is the responsibility of the Properties’ management Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing for CNL Income Properties, Inc., and is not intended to be a complete presentation of the Properties’ revenues and expenses

In our opinion, the accompanying combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses, (described in Note 1) of the Intrawest Portfolio Commercial Properties for the year ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado
[date]

/s/ KPMG LLP

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses

For the Year Ended June 30, 2004

	June 30, 2004	Three Months Ended September 30, 2004
		(Unaudited)
REVENUES:
Rent	$10,003,127	3,118,683
Other Revenue	146,296	55,987

Total revenue	10,149,423	3,174,670

CERTAIN EXPENSES:
Home-owner’s Association & Village Company	1,591,323	491,509
Taxes	850,637	211,095
Bad Debts	680,517	64,835
Management Salaries	664,689	197,455
General Operating Expenses	503,803	90,963
Promotion & Marketing	416,515	181,175
Maintenance	309,054	52,671
Utilities	175,223	55,287

Total expenses	$5,191,761	1,344,990

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$4,957,662	1,829,680

See accompanying notes to Combined Statement of Revenue and Certain Expenses.

(1)	Organization and Basis of Presentation

The accompanying combined statement of revenues and certain expenses relates to the operations of commercial resort real estate properties owned by Intrawest Corporation (the “Properties”).

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended June 30, 2004. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of the Properties, have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. Except as noted above and with respect to the impacts of changes in occupancy and related party transactions, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

The Properties in the portfolio consist of approximately 401,000 (unaudited) square feet of specialty retail, food and beverage, and office units within the following resort villages (all is unaudited):

Resort Village	Location	Description of properties[1]	Leasable Square feet[2]
The Village at Blue Mountain	Ontario	23 units in 6 buildings	38,000

The Village at Copper	Colorado	48 units in 17 buildings	95,000

The Village at Mammoth	California	32 units in 4 buildings	57,000

Baytowne Wharf	Florida	31 units in 19 buildings	56,000

The Village at Snowshoe	West Virginia	21 units in 4 buildings	39,000

The Village at Stratton	Vermont	23 units in 11 buildings	47,000

Whistler Creekside	British Columbia	26 units in 8 buildings	69,000

[1]	This description is not intended to provide a legal description of the real estate, and is only intended to be a general description of the property.

[2]	The leasable square footage is approximate and is presented as of June 30, 2004.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

The Properties lease space to tenants, including Intrawest Corporation (Intrawest), for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

The amount charged as base rent for third party tenants and related party tenants in these properties, per the related lease agreements, was $3,081,547 and $1,445,343, respectively, and is included in rent revenue. In addition, third party and related party rental income of $1,408,622 and $132,859, respectively, is included in rent revenue to reflect revenue on a straight-line basis, in accordance with SFAS No 13 “Accounting for Leases.” Management of the Properties believes such rental revenues will be realized.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. The amount charged or chargeable as recoveries for third party tenants and related party tenants in these properties, was $1,761,325 and $846,319, respectively, and is included in rent revenue.

Certain leases require a percentage rent payment in addition to the minimum rent, if the tenant’s monthly sales are in excess of the established breakpoint. The amount charged as percentage rent for third party tenants and related party tenants in these properties, per the related lease agreements, was $950,433 and $376,679, respectively, and is included in rent revenue.

Intrawest occupies space at the Properties for which no lease agreements are in place, thus no revenue is included in the Combined Statement of Revenue and Certain Expenses nor future rental commitments disclosed in note 3. Such space, which approximates 72,000 square feet (unaudited), is anticipated to be leased by Intrawest once the properties are sold to CNL Income Properties, Inc., as disclosed in note 4. Had such space been leased for the year ending June 30, 2004, management estimates that revenue for such space, assuming comparable lease rates, would have approximated $1,300,000 (unaudited).

(b)	Related Party Transactions and Expense Allocations

Intrawest, through various subsidiaries and affiliates, occupies approximately 37.7% in the aggregate of the total gross leasable space of the portfolio. Such space is used primarily for offices and activity-related retail stores. See note 2 (a) for related revenue amounts.

Management salaries as well as certain expenses of insignificant amounts are incurred by Intrawest and allocated to the individual properties based on various allocation methods.

(c)	Use of Estimates

The preparation of the combined statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Such estimates include bad debt expense, deferred rent, taxes, and related-party expense allocations. Actual results could differ from those estimates.

(d)	Interim Period Statement (unaudited)

The interim Combined Statement of Revenues and Certain Expenses for the three month period ended September 30, 2004, have been prepared without audit. Certain information and footnote disclosures included in the Combined Statement of Revenues and Certain Expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

Revenue for third party tenants and related party tenants in these properties was $2,228,129 and $946,541 respectively.

In the opinion of management, the unaudited interim information for the three month period ended September 30,2004, included herein contains all adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three month period ended September 30, 2004. Results of interim periods are not necessarily indicative of results to be expected for the year.

(3)	Leasing Activities

The Properties’ revenue is obtained from tenant rental payments as provided for under non-cancelable operating leases with tenants requiring monthly payments of specified minimum rent and certain operating cost recoveries.

Future minimum rental commitments under the non-cancelable operating leases at June 30, 2004 are as follows:

Year-Ending June 30 (in 000’s):

	Related-Party	Third-Party	Total
2005	$2,409,090	3,913,953	$6,323,043
2006	2,199,640	4,411,497	6,611,137
2007	1,450,171	4,537,260	5,987,431
2008	770,707	3,701,317	4,472,024
2009	335,896	2,597,003	2,932,899
Thereafter	440,624	10,696,045	11,136,669

	$7,606,128	29,857,075	$37,463,203

(4)	Combined Statement

The Combined Statement of Revenue and Certain Expenses for the properties included in the portfolio include two Canadian properties and five U.S. properties. The following schedules provide the detail, by country, of this combination.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses

For the Year Ended June 30, 2004

	Canadian Properties June 30, 2004	U.S. Properties June 30, 2004	Combined Properties June 30, 2004
REVENUES:
Rent	$1,872,732	8,130,395	10,003,127
Other Revenue	67,332	78,964	146,296

Total revenue	1,940,064	8,209,359	10,149,423

CERTAIN EXPENSES:
Home-owner’s Association & Village Company	258,187	1,333,136	1,591,323
Taxes	330,432	520,205	850,637
Bad Debts	—	680,517	680,517
Management Salaries	46,398	618,291	664,689
General Operating Expenses	168,442	335,361	503,803
Promotion & Marketing	61,623	354,892	416,515
Maintenance	99,714	209,340	309,054
Utilities	92,083	83,140	175,223

Total expenses	1,056,879	4,134,882	5,191,761

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$883,185	4,074,477	4,957,662

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses

For the Three Months Ended September 30, 2004

	Canadian Properties September 30, 2004	U.S. Properties September 30, 2004	Combined Properties September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES:
Rent	$785,275	2,333,408	3,118,683
Other Revenue	35,972	20,015	55,987

Total revenue	821,247	2,353,423	3,174,670

CERTAIN EXPENSES:
Home-owner’s Association & Village Company	98,749	392,760	491,509
Taxes	74,421	136,674	211,095
Bad Debts	—	64,835	64,835
Management Salaries	13,226	184,229	197,455
General Operating Expenses	32,025	58,938	90,963
Promotion & Marketing	18,335	162,840	181,175
Maintenance	9,051	43,620	52,671
Utilities	19,140	36,147	55,287

Total expenses	264,947	1,080,043	1,344,990

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$556,300	1,273,380	1,829,680

(5)	Subsequent Events

On                          , Intrawest Corporation entered into a partnership agreement with CNL Income Properties, Inc. (CNL) whereby, CNL (a partnership) acquired the Canadian Properties for approximately $                     . Intrawest will retain a 20% indirect ownership interest in the Properties through CNL.

On                     , Intrawest Corporation entered into a partnership agreement with CNL Income Properties, Inc. (CNL) whereby CNL (a partnership) acquired the U.S. Properties for approximately $                     . Intrawest will retain a 20% indirect ownership interest in the Properties through CNL.

SCHEDULE 5.1(y)

RENT ROLLS

BLUE MOUNTAIN RENT ROLL
DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	STORAGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED[2]
ILLEGIBLE
(A2-1) 1,2,3,4,5	Red Devil Sports	Blue Mountain Resort Limited	Retail	2,014 (0 [2,014	) ]	Lease by and between Intrawest Corporation, as Landlord, and Blue Mountain Resorts Limited, as Tenant, dated September 25, 2001, as amended by a Lease Amending Agreement by and between Intrawest Corporation and Blue Mountain Resorts Limited dated December 19, 2001.	4 & (1x1) & (1x5)	June 30, 2006	$70,490/yr	8.0%	N/A	N/A	Yes
(A2-3) 6,7,8,9,10,11,12	Copper Blues	1483900 Ontario Inc.	F&B	3,014 (1,661 [3,014	) ]	Lease by and between Intrawest Corporation, as Landlord, and 1483900 Ontario Inc., as Tenant, dated October 11, 2001, as amended by a Lease Amending Agreement by and between Intrawest Corporation and 1483900 Ontario Inc. dated February 7, 2002.	5 & (2x5)	June 30, 2007	$105,490/yr	6.0%	$24,915/yr	$5,000.00	Yes
(A2-4) 13,14	Up In Smoke	Ask Resorts Inc.	Retail	747 (312 [747	) ]	Lease by and between Intrawest Corporation, as Landlord, and Ask Resorts Inc., as Tenant, dated October 31, 2001, as amended by a Lease Amending Agreement by and between Intrawest Corporation and Ask Resorts Inc., dated August 21, 2003.	5 & (1x5)	June 30, 2007	$26,145/yr	8.0%	$4,680/yr	$5,000.00	No
(A2-5) 15,16,17,18	Starbucks (Intrawest Affiliate Lease)	Intrawest Corporation	F&B	1,254 (363 [1,254	) ]		15 & (4x5)		$43,890/yr	8.0%	$5,445/yr	N/A	On Closing
(A2-6) 19, 20	Wine Rack	Vincor International Inc.	Retail	635 (490 [635	) ]	Lease by and between Intrawest Corporation, as Landlord, and Vincor International Inc., as Tenant, dated June 7, 2002.	3 & (1x5)	June 30, 2005	$28,575/yr	0.0%	$7,350/yr	$5,000.00	Yes
(A2-7) 21, 22	Blue Mountain Activity Centre	Intrawest Corporation	Services	588 (0 [588	) ]		15 & (4x5)		$20,580/yr	0.0%	N/A	N/A	On Closing
(A2-8) 23, 24, 25	Jinjer	Dan and Veronika Stawski	Retail	1,072 (0 [1,072	) ]	Lease by and between Intrawest Corporation, as Landlord, and Dan and Veronika Stawski, as Tenant, dated May 18, 2004.	5 & (1x5)	June 30, 2009	$37,520/yr	8.0%	N/A	$5,000.00	Yes
(A2-9) 26, 27, 28, 29	Main Street Market	October Grocery 2428 Ltd.	Retail	3,113 (2,154 [3,113	) ]	Lease by and between Intrawest Corporation, as Landlord, and October Grocery 2428 Ltd., as Tenant, dated April 18, 2002.	6 & (2x5)	June 30, 2007	$37,356/yr	0.0%	$21,540/yr	$10,000.00	Yes
(SB-1) 30	Indian Motorcycle Café	1489246 Ontario Inc.	F&B	5,110[3] (3,875) [4,016]		Lease by and between Intrawest Corporation, as Landlord, and 1489246 Ontario Inc., as Tenant, dated November 6, 2001.	20 & (1x10)	June 30, 2022	$100,400/yr	6.0%	$58,125/yr	$10,000.00	Yes

[1]	Calculated based on current rental rates multiplied by 12 months, assuming full occupancy for 12 months.

[2]	At the request of the Purchaser, the Vendors may be pursuing re-execution of delivered estoppel certificates.

[3]	Rent payable by Indian Motorcycle Café based on 4,016 square feet.

1

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	STORAGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED[2]
ILLEGIBLE
(I-1) 1,2,3,4,5	BoardSports	1518643 Ontario Ltd.	Retail	1,719 (0 [1,719	) ]	Lease by and between Intrawest Corporation, as Landlord, and 1518643 Ontario Ltd., as Tenant, dated September 25, 2002.	5 & (2x5)	June 30, 2007	$60,165/yr	8.0%	N/A	$5,000.00	No
(I-2) 6,7,8,9,10	Columbia	Blue Mountain Resorts Limited	Retail	1,580 (0 [1,580	) ]	Lease by and between Intrawest Corporation, as Landlord, and Blue Mountain Resorts Limited, as Tenant, dated April 30, 2002.	4 & (1x1) & (1x5)	June 30, 2006	$55,300/yr	8.0%	N/A	N/A	Yes
(I-3) 11,12,13	Ben & Jerry’s	4158407 Canada Inc.	F&B	1,155 (0 [1,155	) ]	Lease by and between Intrawest Corporation, as Landlord, and Intrawest Corporation, as Tenant, dated June 26, 2002, as assigned and amended by an Assignment of Lease and Lease Amending Agreement by and between Intrawest Corporation, as Landlord, Intrawest Corporation, as Assignor, and 4158407 Canada Inc., as Assignee, dated July 7, 2003	5 & (3x5)	June 30, 2007	$40,425/yr	8.0%	N/A	N/A	No
ILLEGIBLE
(C-1) 1, 2, 3, 4, 5, 6, 7, 8, 9, 10	Windy O’Neill’s	Windy O’Neill’s @ Blue Inc. & Windy O’Neill’s @ Blue & Associates	F&B	3,306 (2,830 [3,306	) ]	Lease by and between Intrawest Corporation, as Landlord, and Windy O’Neill’s @ Blue Inc. & Windy O’Neill’s @ Blue & Associates., as Tenant, dated January 17, 2003.	10 & (1x5)	June 20, 2013	$115,710/yr	6.0%	$42,450/yr	$15,000.00	Yes
(C-2) 11, 12	Upper Canada Maple Company	9073-2694 Quebec Inc.	Retail	545 (0 [545	) ]	Lease by and between Intrawest Corporation, as Landlord, and 9073-2694 Quebec Inc., as Tenant, dated March 15, 2003.	5 & (1x5)	June 30, 2008	$19,075/yr	8.0%	N/A	N/A	Yes
(C-3) 13, 14	True Blue	Blue Mountain Resort Limited	F&B	900 (0 [900	) ]	Lease by and between Intrawest Corporation, as Landlord, and Blue Mountain Resorts Limited, as Tenant, dated March 15, 2003.	4 & (1x1) & (1x5)	June 30, 2007	$31,500/yr	8.0%	N/A	N/A	Yes
(C-4) 15, 16, 17	L’Occitane en Provence	Storms’ Enterprises Ltd.	Retail	921 (0 [921	) ]	Lease by and between Intrawest Corporation, as Landlord, and Stroms’ Enterprises Ltd., as Tenant, dated June 21, 2004.	6 & (2x5)	June 30, 2010	$32,235/yr	8.0%	N/A	$5,000.00	Yes
(C-5a) 18, 19	Envy Eyewear	Envy Eyes Inc.	Retail	676 (0 [676	) ]	Lease by and between Intrawest Corporation, as Landlord, and Envy Eyes Inc., as Tenant, dated May 23,2003.	5 & (1x5)	June 30, 2008	$23,660/yr	8.0%	N/A	$5,000.00	No
(C-5b) 20	BeaverTrails	BeaverTails Canada Inc.	Retail	540[4] (0) [440]		Lease by and between Intrawest Corporation, as Landlord, and BeverTails Canada Inc., as Tenant, dated June 12, 2003.	5 & (1x5)	June 30, 2008	$15,400/yr	6.0%	N/A	$5,000.00	No
(C-6) 21, 22, 23, 24	Phonomenal	Moy Garret Inc.	F&B	1,240 (0 [1,240	) ]	Lease by and between Intrawest Corporation, as Landlord, and Moy Garret Inc., as Tenant, dated May 23, 2003.	5 & (1x5)	June 30, 2008	$43,400/yr	8.0%	N/A	$5,000.00	Yes

[4]	Rent payable by Beaver Tails based on 440 square feet.

2

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]	LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	STORAGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED[2]
ILLEGIBLE

(C-7) 25,26,27	Terase Art & Home	6116728 Canada Inc.	Retail	1,181 (0) [1,181]	Lease by and between Intrawest Corporation, as Landlord, and 6116728 Canada Inc., as Tenant, dated August 14, 2003.	4 & (1x1) & (1x5)	June 30, 2007	$41,335/yr	8.0%	N/A	$5,000.00	No

(SH-1) 64	Skool and Gel Bar	Gel Bar Inc.	F&B	4,457 (906) [4,457]	Lease by and between Intrawest Corporation, as Landlord, and Greg Silas, as Tenant, dated April 23, 2003, as assigned by an Assignment of Lease by and between Intrawest Corporation, Grey Silas and Gel Bar Inc. dated October 10, 2003, and as modified by a School House Lease Charge between Intrawest Corporation, and Gel Bar Inc. dated October 17, 2003.	10 & (2x5)	June 30, 2013	$128,986/yr	7.0%	$13,590/yr	$10,105.00	Yes

(FH-1a) 65	Rocky Mountain Chocolate Factory	Immaculate Confection Ltd.	Retail	536 (0) [536]	Lease by and between Intrawest Corporation, as Landlord, and immaculate Confection Ltd., as Tenant, dated February 26, 2003.	5 & (2x5)	June 30, 2008	$18,760/yr	8.0%	N/A	$5,000.00	No

(FH-1b) 66	Fine Hall Pizza Company	Fire Hall Pizza Co. Inc.	F&B	1,990 (1,523) [1,990]	Lease by and between Intrawest Corporation, as Landlord, and Fire Hall Pizza Co. Inc., as Tenant, dated February 25, 2003.	10 & (3x5)	June 30, 2013	$69,650/yr	6.0%	$22,845/yr	$15,000.00	Yes

Total				38,193 (14,114) [37,099]

3

ILLEGIBLE

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED

3	CanSki (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	Retail	4,260 (0 [4,260	) ]		20 & (4x5)		$170,400/yr	0.0%	N/A	On Closing

4	Whistler Kids (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	Services	4,069 (0 [4,069	) ]		20 & (4x5)		$101,725/yr	0.0%	N/A	On Closing

5	Whistler/Blackcomb Sales Office (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	Office	4,142 (0 [4,142	) ]		20 & (4x5)		$140,828/yr	0.0%	N/A	On Closing

6/7	Whistler/Blackcomb Ski Repair and Dayskiier Services (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	Services	9,386 (2,377 [9,386	) ]		20 & (4x5)		$70,395/yr	0.0%	N/A	On Closing

9	Intrawest Interim Lease	Intrawest Corporation		2,809 (0 [2,809	) ]		10 [3]		$110,253.25/yr	0.0%	N/A	On Closing

10	Intrawest Interim Lease	Intrawest Corporation		577 (0 [577	) ]	m	10 [3]		$22,647.25/yr	0.0%	N/A	On Closing

11	The Bank of Nova Scotia	The Bank of Nova Scotia	Retail	1,980.5[2] (0) [1,945]		Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and The Bank of Nova Scotia, as Tenant, dated May 30, 2003; Letter from Whistler Mountain Resort Limited Partnership to The Bank of Nova Scotia dated February 13, 2004; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord and The Bank of Nova Scotia, as Tenant, dated for reference February 24, 2004	5 & (4x5)	February 29, 2009	$66,240/yr	0.0%	N/A	No

12	Kids Zone	503962 B.C. Ltd.	Retail	1,244 (0 [1,244	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and 503962 B.C. Ltd., as Tenant (undated); Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and 503962 B.C. Ltd., as Tenant, dated November 15, 2002; Letter form Whistler Mountain Resort Limited Partnership to 503962 B.C. Ltd. dated January 10, 2004	5 & (2x5)	December 31, 2008	$47,272/yr	7.0%	$6,990.94	Yes

[1]	Calculated based on current rental rates multiplied by 12 months, assuming full occupancy for 12 months.

[2]	Rent payable by the Bank of Nova Scotia based on 1,945 square feet.

[3]	The term of each Intrawest Interim Lease may be surrendered after 4 years if certain conditions are satisfied as set out in the Waiver with Respect to Certain Lease Terms (Whistler Intrawest Interim Leases).

1

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED
13	The Hub	Roberto Ricci and Joshua Sirlin	Retail	896 (0 [896	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Roberto Ricci and Joshua Sirlin, as Tenant (undated); Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Roberto Ricci and Joshua Sirlin, as Tenant, dated October 3, 2002; Letter from Whistler Mountain Resort Limited Partnership to Roberto Ricci and Joshua Sirlin dated January 10, 2004	5 & (1x5)	December 31, 2008	$44,800/yr	7.0%	$5,311.75	No
14	Subway	Subway Franchise Restaurants of Canada Ltd.	F&B	1,533 (0 [1,533	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Subway Franchise Restaurants of Canada Ltd., as Tenant, dated September 20, 2003 and executed October 15, 2003; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Subway Franchise Restaurants of Canada Ltd., as Tenant, dated October 15, 2003; Letter from Whistler Mountain Resort Limited Partnership to Subway Franchise Restaurants of Canada Ltd. dated February 1, 2004	5 & (3x5)	January 31, 2009	$64,386/yr	6.0%	$8,935.84	No
15	Herbal Emporium	Kaleas’ Enchanted Emporium Inc.	Retail	310 (0 [310	) ]	Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Kaleas’ Enchanted Emporium Inc., as Tenant, dated November 28, 2003; Letter from Whistler Mountain Resort Limited Partnership to Kaleas’ Enchanted Emporium Inc. dated February 23, 2004	5 & (2x5)	January 31, 2009	$13,950/yr	7.0%	$1,888.56	Yes
16	Playground Real Estate (At Nature’s Door) (Intrawest Affiliate Lease)	Intrawest Corporation	Office	397 (0 [397	) ]		15 & (4x5)		$15,880/yr	0.0%	N/A	On Closing
17	Playground Real Estate (Kadenwood) (Intrawest Affiliate Lease)	Intrawest Corporation	Office	1,077 (0 [1,077	) ]		15 & (4x5)		$43,080/yr	0.0%	N/A	On Closing
18	Intrawest Interim Lease	Intrawest Corporation		1,248 (0 [1,248	) ]		10 [3]		$56,160/yr	0.0%	N/A	On Closing

[3]	The term of each Intrawest Interim Lease may be surrendered after 4 years if certain conditions are satisfied as set out in the Waiver with Respect to Certain Lease Terms (Whistler Intrawest Interim Leases).

2

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED
19	BC Liquor Store	Her Majesty The Queen in Right of the Province of British Columbia, as represented by the General Manager of the Liquor Distribution Branch	Retail	3,962 (0 [3,962	) ]	Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Her Majesty the Queen in Right of the Province of British Columbia, as represented by the General Manager of the Liquor Distribution Branch, as Tenant, dated for reference December 1, 2004	10 & (2x5)	November 30, 2014	$174,328/yr	0.0%	N/A	Yes
20	Intrawest Interim Lease	Intrawest Corporation		1,165 (0)			10 [3]		$44,270/yr	0.0%	N/A	On Closing
21	Intrawest Interim Lease	Intrawest Corporation		960 (0 [960	) ]		10 [3]		$24,000/yr	0.0%	N/A	On Closing
22	Starbucks (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	Retail	1,605 (0 [1,605	) ]		15 & (4x5)		$73,830/yr	8.5%	N/A	On Closing
23	Dream Merchants	Springfield Ventures Ltd.	Retail	1,152 (0 [1,152	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Springfield Ventures Ltd., as Tenant, dated June 14, 2004; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Springfield Ventures Ltd., as Tenant, dated August 1,2004	5 & (2x5)	September 14, 2009	$41,472/yr	0.0%	$6,181.76	Yes
24	Movie Gallery	Movie Gallery Canada, Inc.	Retail	1,646 (0 [1,646	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and 358356 B.C. Ltd., as Tenant, dated August 28, 2002; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and 358356 B.C. Ltd., as Tenant, dated November 6, 2002; Assignment of Lease, Landlord’s Consent and Modification of Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, 358356 B.C. Ltd., 358356 B.C. Ltd’s indemnitors and Movie Gallery Canada, Inc. dated September 30, 2003; Letter from Whistler Mountain Resort Limited Partnership to Movie Gallery Canada, Inc. dated February 16, 2004	5 & (1x5)	February 28, 2009	$74,070/yr	7.0%	$8,906.26	No

[3]	The term of each Intrawest Interim Lease may be surrendered after 4 years if certain conditions are satisfied as set out in the Waiver with respect to certain lease terms (Whistler Intrawest Interim Lease)

3

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED
25	Creekside Market	Whistler Creekside Market Inc.	Retail	7,821 (0 [7,821	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Jesa Foods Incorporated, as Tenant, dated July 29, 2002; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Jesa Foods Incorporated, as Tenant, dated July 29, 2002; Letter from Whistler Mountain Resort Limited Partnership to Jesa Foods Incorporated dated August 18, 2003; Assignment of Lease, Landlord’s Consent and Modification of Leased by and between Whistler Mountain Resort Limited Partnership, as Landlord, Jesa Food Incorporated, Jesa Food Incorporated’s indemnitors and Whistler Creekside Market Inc. dated October 24, 2003; Letter from Whistler Mountain Resort Limited Partnership to Whistler Creekside Market Inc. dated February 23, 2004; Schedule C to Estoppel Certificate as prepared by Whistler Creekside Market Inc. on October 21, 2004; and changed by Whistler Mountain Resort Limited Partnership on November 16, 2004; Letter from Whistler Creekside Market Inc. to Whistler Mountain Resort Limited Partnership dated November 4, 2004	10 & (3x5)	January 31, 2014	$234,630/yr	0.0%	$33,086.54	Yes - not acceptable
26/27	Alliance Pacific	Alliance Pacific Property Ltd.	Office	1,981 (0 [1,981	) ]	Offer to Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Alliance Pacific Property Ltd., as Tenant, dated December 3, 2003; Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Alliance Pacific Property Ltd., as Tenant, dated December 11, 2003; Letter from Whistler Mountain Resort Limited Partnership to Alliance Pacific Property Ltd. dated February 23, 2004	5 & (2x5)	March 31, 2009	$65,375/yr	0.0%	$43,967.60	Yes
LCP (4)	Greyhound	Greyhound Canada Transportation Corp.	Services	560 (0 [0	) ]	Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Greyhound Canada Transportation Corp., as Tenant (undated); Letter from Whistler Mountain Resort Limited Partnership to Greyhound Canada Transportation Corp. dated February 1, 2004	10 & (2&5)	January 31, 2014	$19,600/yr	0.0%	$1,922.43	Yes

[3]	The term of each Intrawest Interim Lease may be surrendered after 4 years if certain conditions are satisfied as set out in the Waiver with Respect to Certain Lease Terms (Whistler Intrawest Interim Leases).

4

DEVELOP- MENT NAME/ STRATA LOT	TENANT: BUSINESS NAME	TENANT: LEGAL ENTITY	BUSINESS TYPE	PREMISES SQ. FT. (STORAGE SQ. FT.) [CAM SQ. FT.]		LEASE DESCRIPTION	TERM/ OPTIONS	TERMINATION DATE	CURRENT ANNUAL MINIMUM BASE RENT[1]	PERCENT- AGE RENT	SECURITY DEPOSIT	ESTOPPEL DELIVERED
1	Zen Japanese Restaurant	Zen Japanese Restaurant (Whistler) Corp.	F&B	5,147 (1,772 [5,147	) ]	Lease by and between Whistler Mountain Resort Limited Partnership, as Landlord, and Zen Japanese Restaurant Corp., as Tenant, dated February 4, 2002; Assignment of Lease and Landlord’s Consent between Whistler Mountain Resort Limited Partnership, Zen Japanese Restaurant Corp. and Zen Japanese Restaurant (Whistler) Corp. dated August 28, 2002; Addendum to Lease between Whistler Mountain Resort Limited Partnership and Zen Japanese Restaurant (Whistler) Corp. dated September 27, 2002; Amendment to Lease between Whistler Mountain Resort Limited Partnership and Zen Japanese Restaurant Corp. dated November 21, 2002; Letter from Whistler Mountain Resort Limited Partnership to Zen Japanese Restaurant (Whistler) Corp. dated January 21, 2003	10 & (3x5)	September 30, 2012	$181,830/yr	0.0%	$16,018.93	Yes
Legends
3	Dusty’s (Intrawest Affiliate Lease)	Whistler Mountain Resort Limited Partnership	F&B	11,468 (0 [11,468	) ]		20 & (4x5)		$344,040/yr	0.0%	N/A	On Closing
Total				71,395.5 (4,149 [70.800	) ]

[3]	The term of each Intrawest Interim Lease may be surrendered after 4 years if certain conditions are satisfied as set out in the Waiver with Respect to Certain Lease Terms (Whistler Intrawest Interim Leases).

5

SCHEDULE 7.2(a)(v)-1

TENANT ESTOPPEL CERTIFICATE AND

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS TENANT ESTOPPEL CERTIFICATE AND SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the              day of October 2004, among                             , (“Landlord”),                              (“Tenant”), CNL Income Canada Lessee Corp. (“Successor Landlord”) and Congress Financial Corporation (Canada) (“Lender”) and in favour of US Canadian Property Trust Alpha (“US/CDN Trust Alpha”).

Recitals

A.	Tenant is the tenant of the property described in Schedule A (the “Leased Premises”), under and by virtue of the Lease (as defined herein).

B.	Landlord has agreed to sell (the “Sale”) the Leased Premises and certain other property (the Leased Premises and such other property are together referred to as the “Property”) to US/CDN Trust Alpha (the “Purchaser”), which will acquire the Property through and cause legal title to be registered in a nominee company.

C.	Following the Sale, Purchaser will grant a head lease of the Property to Successor Landlord, upon which Successor Landlord automatically will become the landlord under the Lease (as defined herein).

D.	Lender has agreed to make a loan (the “Loan”) to the Purchaser in connection with the purchase of the Property.

E.	The Loan shall be secured by certain security to be granted in favour of Lender, creating a first lien and charge upon the Property and the Successor Landlord’s leasehold interest in the Property, which security will include any mortgage, assignment of rents, assignment of lease, security agreement, financing statements and other security as Lender may require (collectively referred to as the “Security Documents”).

F.	It is a condition to both the Sale and the Loan that Tenant confirm certain matters relating to the Lease and that Tenant subordinate the Lease and all of Tenant’s rights thereunder to the Security Documents and the liens and security interests created thereby, all in accordance with this Agreement.

Agreement

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereby agree as follows:

1.	Confirmation of Lease Terms. Tenant represents and confirms as follows:

(a)	Tenant is the tenant under the ______________ [offer to lease / lease] dated _______________ between Landlord and Tenant, a copy of which is attached as Schedule B hereto (the “Lease”).

(b)	The Lease attached as Schedule B hereto is a true and complete copy of the Lease and the Lease is in full force and effect and has not been surrendered, repudiated, cancelled, assigned, extended, modified or supplemented in any way and the Lease is in full force and effect in accordance with its terms, except as follows [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

(c)	The Lease has been validly authorized, executed and delivered by Tenant.

(d)	The Lease represents the entire agreement between Landlord and Tenant relating to the Leased Premises and, specifically, Tenant is not permitted or entitled to any rent abatement, rental concession, rebate of rent, defences, counterclaims or other offset or credit against Tenant’s obligation to pay rent or any other amount payable under the Lease or to perform any of its other duties or obligations under the Lease, other than as specifically provided for in the Lease and except as follows [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

(e)	The Leased Premises constitute approximately ______________ square feet of rentable area.

(f)	The term of the Lease commenced or will commence on __________________,200 . The initial term of the Lease is ____________________. The expiration date of the Lease is ___________. Tenant has the following option(s) to renew or extend the Lease, as set forth in the Lease [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

(g)	Tenant is not in default under the Lease and Tenant is not aware of any default by Landlord under the Lease or any event or state of affairs which, with the passage of time, would constitute a default by Landlord under the Lease and there are no disputes or unresolved matters or claims under the Lease.

(h)	Tenant has no right to terminate or surrender the Lease in whole or in part prior to the expiration of the term of the Lease, no right to expand the Leased Premises and no option to purchase or right of first refusal to purchase with respect to the Property or any portion thereof except as follows [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

2

(i)	Tenant is required to pay the following rent under the Lease:

(i)	Fixed annual minimum rent of $_________, payable monthly in advance on the first day of each calendar month, and the fixed annual minimum rent is subject to the following increases: ______________________.

(ii)	Percentage rent of _________ is payable as set out in section ________ of the Lease. [describe any percentage rent payable]

(iii)	“Additional Rent” of • [Describe Tenant’s proportionate share of operating costs, taxes, common area charges, insurance, real estate taxes, etc. and when it is payable in accordance with the Lease – monthly, in advance, as set out in section ________ of the Lease, etc.]

(j)	Tenant has paid the following rent to date:

(i)	Fixed annual minimum rent has been paid through: ________________, 2004. [or: The following is any due and unpaid fixed annual minimum rent payable by Tenant under the Lease for the period up to and including ______________, 2004:

_______________________]

(ii)	Percentage rent has been paid through: __________________, 2004. [or: The following is any due and unpaid fixed percentage rent payable by Tenant under the Lease for the period up to and including ____________________, 2004:

_______________________]

(iii)	Tenant’s Additional Rent has been paid through: _________________, 2004. [or: The following is any due and unpaid Tenant’s Additional Rent payable by Tenant under the Lease for the period up to and including _______________, 2004:

_______________________]

(k)	No security deposit or other deposit has been paid by Tenant with respect to the Lease except as follows [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

(1)	As of the date of this Agreement, Tenant is not entitled to any credits, reductions, offsets, defences, free rent, rent concessions or abatements of rent against the payment of rent or other charges under the Lease, and the Landlord has given no consents, waivers or releases in connection with the Lease, except as follows [nil if not completed]:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________.

3

(m)	Tenant is in occupancy of the Leased Premises and Tenant’s business is open for business. All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except as follows [nil if not completed]:

________________________________________________________________

________________________________________________________________

________________________________________________________________.

(n)	There are no actions or proceedings, whether voluntary or involuntary, pending under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangements Act (Canada) or any similar law in which Tenant is a party or in which, if Tenant is a partnership, any partner of Tenant is a party.

(o)	Tenant has not assigned, pledged or encumbered the Lease or sublet all or any portion of the Leased Premises.

(p)	Tenant has paid all sales taxes, goods and services taxes, use taxes, licence fees and other taxes and fees applicable to Tenant, except those that are not currently due.

2.	Tenant’s Agreements. Tenant agrees that Tenant will not, without the prior written consent of Lender and, prior to Lender taking any proceedings as contemplated by section 5, without the prior written consent of Successor Landlord:

(a)	pay to the landlord under the Lease rent in any amount in excess of one (1) month in advance;

(b)	surrender the Lease or agree to any modification or amendment to or termination of the Lease; or

(c)	assign or pledge the Lease or sublet all or any part of the Leased Premises.

Tenant will not terminate the Lease by reason of any default by the Landlord or Successor Landlord unless prior thereto Tenant has given the Lender notice thereof and an opportunity to cure such default in accordance with section 6 below.

3.	Subordination. The Lease and all of Tenant’s rights thereunder are, and shall at all times continue to be, subordinate to the Security Documents and the liens and security interests created thereby, regardless of how often or in what manner the Loan, together with the liens securing the same, or any of the Security Documents may be increased, renewed, extended or modified at any time and from time to time.

4.	Non-Disturbance. So long as Tenant is not in default in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Tenant’s possession and occupancy of the Leased Premises and Tenant’s rights and privileges under the Lease shall not be diminished or interfered with by Lender in the exercise of any of Lender’s rights under the Security Documents.

5.

Attornment. If Lender takes any proceedings in respect of the Leased Premises (including taking possession, foreclosure or power of sale) as a result of the occurrence of a default under the Security Documents, Tenant shall attorn and be bound to Lender under all of the terms of the Lease for the balance of the term thereof remaining, including any renewals, with the same force

4

and effect as if Lender were the landlord under the Lease, and Tenant hereby attorns to Lender as landlord under the Lease, such attornment to take effect automatically, without the execution of any further instrument on the part of any of the parties hereto, immediately upon Lender taking possession of the Leased Premises or foreclosing under the Security Documents or otherwise becoming the owner of the Leased Premises; provided that notwithstanding such attornment, Tenant shall be under no obligation to pay rent or additional rent to Lender by virtue of this Agreement until Tenant receives written notice pursuant to the Security Documents from Lender or its agent (including any receiver or receiver and manager) that a default under the Security Documents has occurred and that Lender is attorning such rents pursuant to the Security Documents. If Lender exercises a power of sale as a result of the occurrence of a default under the Security Documents, Tenant shall attorn and be bound to the purchaser pursuant to such power of sale under all of the terms of the Lease for the balance of the term thereof remaining, including any renewals, with the same force and effect as if the purchaser were the landlord under the Lease, such attornment to take effect automatically, without the execution of any further instrument on the part of the purchaser or Tenant, immediately upon the purchaser taking possession of the Leased Premises. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or any such purchaser: (a) any instrument or certificate which, in the reasonable judgment of Lender or such purchaser, may be necessary or appropriate to evidence such attornment, and (b) an up to date estoppel certificate in form and substance consistent with this Agreement. Further, from and after any such attornment, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants and conditions of the Lease; provided, however, that Lender or such purchaser shall not be:

(a)	liable for any action or omission of, or any payment required to be made by, any prior landlord (including Landlord and Successor Landlord);

(b)	bound by any rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord and Successor Landlord);

(c)	liable for the return or application of any security deposits unless Landlord delivers such deposits to Lender;

(d)	bound by any termination, surrender or amendment or modification of the Lease made without Lender’s written consent; or

(e)	subject to any offsets or deficiencies which Tenant might be entitled to assert against any prior landlord (including Landlord and Successor Landlord).

6.

Notice and Cure Rights. In the event that Tenant ever notifies Landlord or Successor Landlord of a default or claimed default by Landlord or Successor Landlord under the Lease, Tenant shall send a copy of the written notice or a reasonably detailed written explanation of any oral notice (the “Tenant Notice”) concurrently therewith to Lender at the address set forth below and no such notice of default shall be deemed given to Landlord or Successor Landlord pursuant to the Lease unless and until such Tenant Notice has been delivered to Lender. Lender shall be permitted (but shall have no obligation) to remedy any such default or claimed default specified in the Tenant Notice within an equal period of time, commencing on the date Lender receives or is deemed to have received such Tenant Notice, that Landlord or Successor Landlord would be permitted to remedy the same pursuant to the terms of the Lease. Notwithstanding the foregoing, Lender shall have a minimum of thirty (30) days after its receipt of the Tenant Notice to remedy the default or claimed default, provided, however, that if such default or claimed default cannot be remedied with reasonable diligence by Lender within thirty (30) days, Lender shall have such additional

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time as is reasonably necessary to remedy the default with reasonable diligence and continuity. Furthermore, if a default can be reasonably remedied only if Lender first obtains possession of the Property or any part thereof or if any default is not curable by Lender, Lender shall have any additional time as is reasonably necessary under the circumstances to obtain possession of the Property or part thereof and, if such default is curable by Lender, to remedy the default with reasonable diligence and continuity thereafter.

7.	No Diminution of Landlord’s or Successor Landlord’s Rights. Nothing contained herein is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord or Successor Landlord under the Lease in the event of default by Tenant in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed.

8.	Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified Canadian mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Landlord:

________________________________________

________________________________________

________________________________________

Attention: ________________________________

Telephone No.: ____________________________

Facsimile No.: _____________________________

If to Tenant:

__________________________________________

__________________________________________

__________________________________________

Attention: __________________________________

Telecopy No.: _______________________________

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If to Purchaser:

US Canada Property Trust Alpha

c/o Goodmans LLP

1900 – 355 Burrard Street

Vancouver, British Columbia V6C 2G8

Attention: Douglas E. Bolton

Telecopy No.: (604)682-7131

If to Successor Landlord:

CNL Income Canada Lessee Corp.

c/o Goodmans LLP

1900 – 355 Burrard Street

Vancouver, British Columbia V6C 2G8

Attention: Douglas E. Bolton

Telecopy No.: (604) 682-7131

If to Lender:

Congress Financial Corporation (Canada)

141 Adelaide Street West, Suite 1500

Toronto, Ontario M5H 3L5

Telecopy No.: (416)364-6068

Any party may change such party’s address for notices or copies of notices by giving notice to the other parties in accordance with this section.

9.	Choice of Law. The validity and construction of this Agreement shall be governed by the laws of the Province of British Columbia.

10.	Modifications. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective heirs, executors, legal and personal representatives, successors in interest or assigns, as applicable. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, executors, legal and personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Leased Premises, and their respective heirs, executors, legal and personal representatives, successors and assigns.

11.	Reliance. Tenant acknowledges that Landlord, Purchaser, Successor Landlord and Lender and each of their members, partners, shareholders, successors and assigns shall be entitled to rely upon Tenant’s agreements and representations set forth in this Agreement. This Agreement shall be binding upon and inure to the benefit of Landlord, Tenant, Purchaser, Successor Landlord and Lender, and their respective members, partners, shareholders, successors and assigns.

12.

Counterparts / Fax. This Agreement may be executed and delivered by counterparts and by fax, and when executed and delivered by all parties shall be binding on all parties as if all parties had executed and delivered the same original copy of this Agreement. If this Agreement is so

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executed and delivered, each signatory hereto shall execute and deliver an original counterpart of this Agreement at the request of any party at any time.

IN WITNESS WHEREOF, Landlord, Tenant, Successor Landlord and Lender have duly executed and delivered this Agreement as of the day and year first above written.

“LANDLORD”:

By:

Name:

Its:
(Authorized Signatory)

Witness [if Tenant is an individual]:	“TENANT”:

(Signature)

(Print Name)	By:

Name:
(Address)
Its:
(Authorized Signatory)

“SUCCESSOR LANDLORD”:

CNL INCOME CANADA LESSEE CORP.

By:

Name:

Its:
(Authorized Signatory)

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“LENDER”:

CONGRESS FINANCIAL CORPORATION (CANADA)

By:

Name:

Its:
(Authorized Signatory)

9

SCHEDULE A

THE LEASED PREMISES

The “Leased Premises” are the property described as follows:

•

together with all improvements thereon and all rights and benefits appurtenant thereto.

SCHEDULE B

THE LEASE

[Attach copy of Lease.]

Document 60

SCHEDULE 7.2(a)(v)-2

SELLER’S LEASE DECLARATION

TO:	R&H US CANADIAN PROPERTY LIMITED solely in its capacity as trustee of the US CANADIAN PROPERTY TRUST ALPHA (the “Purchaser”)

AND TO:	CNL INCOME CANADA LESSEE CORP. (the “Head Tenant”)

AND TO:	CONGRESS FINANCIAL CORPORATION (CANADA) (the “Mortgagee”)

RE:	Agreement of purchase and sale made as of the day of , 2004 between • [Whistler Mountain Resort Limited Partnership/Intrawest Corporation], the undersigned and the Purchaser (such agreement, as amended, supplemented, assigned and/or restated to the date hereof, the “Purchase Agreement”)

AND RE:	Master Lease Agreement made as of the day of , 2004 between the undersigned and the Head Tenant

AND RE:	The properties commonly known as • [Franz’s Trail, Legends and First Tracks Lodge at Whistler Mountain, all in British Columbia/the Grand Georgian, Weider Lodge and Seasons at Blue Mountain, all in the Town of Blue Mountain, Ontario] (collectively, the “Property”)

In consideration of the sum of Ten Dollars ($10.00) and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the undersigned hereby certifies that:

1.	attached hereto as Schedule “A” are true copies of the Estoppels (the “Subject Estoppels”) delivered to the Space Tenants of the Property listed in Schedule “B” attached hereto (the “Subject Space Tenants”) for execution.

2.	the Subject Space Tenants have failed to return satisfactory executed copies of the Subject Estoppels as of the date hereof.

3.	the information in the Subject Estoppels is accurate in all material respects.

Without limiting anything contained in the Purchase Agreement or elsewhere, the undersigned covenants and agrees in favour of each of the Purchaser, the Head Tenant and the Mortgagee that the undersigned shall use all commercially reasonable efforts to obtain executed copies of the Subject Estoppels from the Subject Space Tenants and to keep each of the Purchaser, the Head Tenant and the Mortgagee regularly appraised of the undersigned’s progress in obtaining the Subject Estoppels from time to time and forthwith forward them following receipt from time to time.

DATED as of this                  day of                 , 2004.

•

Per:
Name:
Title:

I have the authority to bind the Corporation.

Document 60

SCHEDULE “A”

COPIES OF UNSIGNED ACKNOWLEDGEMENTS

(See Attached)

Document 60

SCHEDULE “B”

LIST OF SPACE TENANTS THAT DID NOT RETURN SATISFACTORY EXECUTED

ESTOPPEL CERTIFICATES

•